AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN

                        NEW YORK COMMUNITY BANCORP, INC.

                                       AND

                          SYNERGY FINANCIAL GROUP, INC.




                                  May 13, 2007





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                                TABLE OF CONTENTS

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ARTICLE I CERTAIN DEFINITIONS...........................................................................       1


    1.1.    Certain Definitions.........................................................................       1


ARTICLE II THE MERGER...................................................................................       7


    2.1.    Merger......................................................................................       7

    2.2.    Effective Time..............................................................................       7

    2.3.    Certificate of Incorporation and Bylaws.....................................................       7

    2.4.    Directors and Officers of Surviving Corporation.............................................       7

    2.5.    Effects of the Merger.......................................................................       7

    2.6.    Bank Merger.................................................................................       8

    2.7     Tax Consequences............................................................................       8

    2.8.    Possible Alternative Structures.............................................................       8

    2.9.    Additional Actions..........................................................................       8


ARTICLE III CONVERSION OF SHARES........................................................................       9


    3.1.    Conversion of Synergy Common Stock; Merger Consideration....................................       9

    3.2.    Procedures for Exchange of Synergy Common Stock.............................................      10

    3.3.    Treatment of Synergy Options................................................................      11

    3.4.    Reservation of Shares.......................................................................      12


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SYNERGY....................................................      13


    4.1.    Standard....................................................................................      13

    4.2.    Organization................................................................................      13

    4.3.    Capitalization..............................................................................      14

    4.4.    Authority; No Violation.....................................................................      15

    4.5.    Consents....................................................................................      15

    4.6.    Financial Statements/Regulatory Reports.....................................................      16

    4.7.    Taxes.......................................................................................      16

    4.8.    No Material Adverse Effect..................................................................      17
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    4.9.    Material Contracts; Leases; Defaults........................................................      17

    4.10.   Ownership of Property; Insurance Coverage...................................................      19

    4.11.   Legal Proceedings...........................................................................      19

    4.12.   Compliance With Applicable Law..............................................................      20

    4.13.   Employee Benefit Plans......................................................................      20

    4.14.   Brokers, Finders and Financial Advisors.....................................................      22

    4.15.   Environmental Matters.......................................................................      22

    4.16.   Loan Portfolio..............................................................................      24

    4.17.   Securities Documents........................................................................      25

    4.18.   Related Party Transactions..................................................................      25

    4.19.   Deposits....................................................................................      25

    4.20.   Antitakeover Provisions Inapplicable; Required Vote.........................................      25

    4.21.   Registration Obligations....................................................................      25

    4.22.   Risk Management Instruments.................................................................      26

    4.23.   Fairness Opinion............................................................................      26

    4.24.   Trust Accounts..............................................................................      26

    4.25.   Intellectual Property.......................................................................      26

    4.26.   Labor Matters...............................................................................      27

    4.27.   Internal Controls...........................................................................      27

    4.28.   Synergy Information Supplied................................................................      27

    4.29.   No Dissenters Rights........................................................................      27



ARTICLE V REPRESENTATIONS AND WARRANTIES OF NYB ........................................................      27


     5.1.  Standard.....................................................................................      28

     5.2.  Organization.................................................................................      28

     5.3.  Capitalization...............................................................................      28

     5.4.  Authority; No Violation......................................................................      29

     5.5.  Consents.....................................................................................      29

     5.6.  Financial Statements/Regulatory Reports......................................................      30

     5.7.  Taxes........................................................................................      30
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     5.8.  No Material Adverse Effect...................................................................      31

     5.9.  Ownership of Property; Insurance Coverage....................................................      31

     5.10. Legal Proceedings............................................................................      31

     5.11. Compliance With Applicable Law...............................................................      31

     5.12. Environmental Matters........................................................................      32

     5.13. Securities Documents.........................................................................      33

     5.14. Brokers, Finders and Financial Advisors......................................................      33

     5.15. NYB Common Stock.............................................................................      33

     5.16. Material Contracts...........................................................................      33

     5.17. NYB Information Supplied.....................................................................      33

     5.18. Internal Controls............................................................................      34


ARTICLE VI COVENANTS OF SYNERGY ........................................................................      34


     6.1.  Conduct of Business..........................................................................      34

     6.2.  Current Information..........................................................................      37

     6.3.  Access to Properties and Records.............................................................      38

     6.4.  Financial and Other Statements...............................................................      39

     6.5.  Maintenance of Insurance.....................................................................      39

     6.6.  Disclosure Supplements.......................................................................      40

     6.7.  Consents and Approvals of Third Parties......................................................      40

     6.8.  All Reasonable Best Efforts..................................................................      40

     6.9.  Failure to Fulfill Conditions................................................................      40

     6.10. No Solicitation..............................................................................      40

     6.11. Reserves and Merger-Related Costs............................................................      41

     6.12. Takeover Laws................................................................................      41


ARTICLE VII COVENANTS OF NYB............................................................................      42


     7.1.  Conduct of Business..........................................................................      42

     7.2.  Current Information..........................................................................      42

     7.3.  Financial and Other Statements...............................................................      42
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     7.4.  Disclosure Supplements.......................................................................      42

     7.5.  Consents and Approvals of Third Parties......................................................      42

     7.6.  All Reasonable Best Efforts..................................................................      43

     7.7.  Failure to Fulfill Conditions................................................................      43

     7.8.  Employee Benefits............................................................................      43

     7.9.  Directors and Officers Indemnification and Insurance.........................................      44

     7.10. Stock Listing................................................................................      45

     7.11. Stock Reserve................................................................................      45

     7.12. Section 16(b) Exemption......................................................................      46
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ARTICLE VIII REGULATORY AND OTHER MATTERS ..............................................................      46


     8.1.  Synergy Stockholder Meeting..................................................................      46

     8.2.  Proxy Statement-Prospectus...................................................................      46

     8.3.  Regulatory Approvals.........................................................................      47

     8.4.  Affiliates...................................................................................      48



ARTICLE IX CLOSING CONDITIONS...........................................................................      48


     9.1.   Conditions to Each Party's Obligations under this Agreement.................................      48

     9.2.   Conditions to the Obligations of NYB under this Agreement...................................      49

     9.3.   Conditions to the Obligations of Synergy under this Agreement...............................      49


ARTICLE X THE CLOSING ..................................................................................      50


     10.1.  Time and Place..............................................................................      50

     10.2.  Deliveries at the Pre-Closing and the Closing...............................................      50


ARTICLE XI TERMINATION, AMENDMENT AND WAIVER ...........................................................      51


     11.1.  Termination.................................................................................      51

     11.2.  Effect of Termination.......................................................................      54

     11.3.  Amendment, Extension and Waiver.............................................................      55


ARTICLE XII MISCELLANEOUS...............................................................................      56


     12.1.  Confidentiality.............................................................................      56

     12.2.  Public Announcements........................................................................      56

     12.3.  Survival....................................................................................      56

     12.4.  Notices.....................................................................................      56

     12.5.  Parties in Interest.........................................................................      57

     12.6.  Complete Agreement..........................................................................      57

     12.7.  Counterparts................................................................................      57

     12.8.  Severability................................................................................      57

     12.9.  Governing Law...............................................................................      58
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     12.10. Interpretation..............................................................................      58

     12.11. Definition of "subsidiary" and "affiliate"; Covenants with Respect to Subsidiaries and
               Affiliates...............................................................................      58

     12.12. Waiver of Jury Trial........................................................................      58

Exhibit A   FORM OF SYNERGY VOTING AGREEMENT
Exhibit B   PLAN OF BANK MERGER
Exhibit C   AFFILIATES AGREEMENT
Exhibit D   RETENTION AGREEMENT WITH JOHN FIORE
Exhibit E   NONCOMPETITION AGREEMENT OF JOHN FIORE
Exhibit F   BENEFITS TERMINATION AGREEMENT WITH JOHN FIORE
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                                       vi

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 13, 2007, is by and between New York Community Bancorp, Inc., a Delaware corporation ("NYB"), and Synergy Financial Group, Inc., a New Jersey corporation ("Synergy").

                                    RECITALS

         WHEREAS, the Board of Directors of each of NYB and Synergy (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders, and (ii) has adopted a resolution approving this Agreement and declaring its advisability; and

         WHEREAS, in accordance with the terms of this Agreement, Synergy will merge with and into NYB (the "Merger"); and

         WHEREAS, as a condition to the willingness of NYB to enter into this Agreement, each director and executive officer of Synergy has entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with NYB (the "Voting Agreement"), pursuant to which each such director and executive officer has agreed, among other things, to vote all shares of common stock of Synergy owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreement;

         WHEREAS, concurrent with the execution of this Agreement, NYB and/or New York Community Bank have entered into a Retention Agreement, Noncompetition Agreement and Benefits Termination Agreement with John Fiore in the forms attached hereto as Exhibits D, E and F;

         WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code; and
         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

1.1.     Certain Definitions.

         As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

         "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

         "Aggregate Merger Consideration" has the meaning set forth in Section 3.1.6.

         "Agreement" has the meaning set forth in the preamble to this Agreement and any amendments thereto.

         "Bank Merger" has the meaning set forth in Section 2.6.

         "Bank Regulator" means any Federal or state banking regulator, including but not limited to the OTS, Federal Reserve, FDIC and the Department, which regulates the banking subsidiaries of NYB or Synergy, or any of their respective holding companies or subsidiaries, as the case may be.

         "BHCA" means the Bank Holding Company Act of 1956, as amended.

         "Certificate" means each certificate evidencing shares of Synergy Common Stock.

         "Claim" has the meaning set forth in Section 7.9.2.

         "Closing" has the meaning set forth in Section 2.2.

         "Closing Date" has the meaning set forth in Section 2.2.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" has the meaning set forth in the Recitals to this Agreement.

         "Confidentiality   Agreement"  means  the   confidentiality   agreement
referred to in Section 12.1.

         "CRA" has the meaning set forth in Section 4.12.3

         "Department" means the Banking Department of the State of New York, and where appropriate shall include the Superintendent of Banks of the State of New York and the Banking Board of the State of New York.

         "Defined Benefit Plan" has the meaning set forth in Section 4.13.3.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Effective Time" has the meaning set forth in Section 2.2

         "Environmental Laws" means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.

ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" means such bank or trust company or other agent designated by NYB, and reasonably acceptable to Synergy, which shall act as agent for NYB in connection with the exchange procedures for converting shares of Synergy Common Stock evidenced by Certificates into the Merger Consideration.

         "Exchange Fund" has the meaning set forth in Section 3.2.1.

         "Exchange Ratio" has the meaning set forth in Section 3.1.3.

         "FDIA" means the Federal Deposit Insurance Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Federal Reserve" means the Board of Governors of the Federal Reserve System.

         "FHLB" means the Federal Home Loan Bank of New York.

         "GAAP" means accounting principles generally accepted in the United States of America, consistently applied with prior practice.

         "Governmental Entity" means any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "HOLA" means the Home Owners' Loan Act, as amended, and the regulations of the OTS promulgated thereunder.

         "Indemnified Party" has the meaning set forth in Section 7.9.2.

         "Indemnified Liabilities" has the meaning set forth in Section 7.9.2.

         "IRS" means the United States Internal Revenue Service.

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by that Person.

          "Material Adverse Effect" means, with respect to NYB or Synergy, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of NYB and its Subsidiaries taken as a whole, or Synergy and its Subsidiaries taken as a whole, respectively, or
(ii) does
or would materially impair the ability of either Synergy, on the one hand, or NYB, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of any of the following: (a) changes in laws, regulations or interpretations of laws or regulations generally affecting banking or bank holding company businesses, but not uniquely relating to NYB or Synergy, (b) changes in economic conditions, including changes in prevailing interest rates, but not uniquely relating to NYB or Synergy, (c) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, but not uniquely relating to NYB or Synergy, (d) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party or as permitted by this Agreement, (e) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, and (f) the impact of the announcement of this Agreement, and the transactions contemplated by this Agreement, and compliance with this Agreement on the financial position, results of operations, business or operations of NYB and its Subsidiaries or Synergy and its Subsidiaries, respectively, including expenses incurred with respect to this Agreement and the transactions contemplated hereby.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

         "Maximum Amount" has the meaning set forth in Section 7.9.1.

         "Merger" has the meaning set forth in the Recitals to this Agreement and shall include, if the structure of the Merger is changed pursuant to Section 2.8, the merger of Synergy with a wholly owned first tier subsidiary of NYB.

         "Merger Consideration" has the meaning set forth in Section 3.1.6.

         "Merger Registration Statement" means the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of NYB Common Stock to be offered to holders of Synergy Common Stock in connection with the Merger.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NJBCA" means the New Jersey Business Corporation Act, as amended.

         "New Option" has the meaning set forth in Section 3.3.

         "New York Community Bank" means New York Community Bank, a wholly owned savings bank subsidiary of NYB that is chartered under the laws of the State of New York, with its principal executive offices located at 615 Merrick Avenue, Westbury, New York 11590.

         "NYB" has the meaning set forth in the preamble to this Agreement, with its principal executive offices located at 615 Merrick Avenue, Westbury, New York 11590.

         "NYB Common Stock" means the common stock, par value $0.01 per share, of NYB.

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

         "NYB DISCLOSURE SCHEDULE" means a written disclosure schedule delivered by NYB to Synergy specifically referring to the appropriate section of this Agreement.

         "NYB Fee" has the meaning set forth in Section 11.2.2.

         "NYB Financial Statements" means the (i) the audited consolidated statements of financial condition (including related notes and schedules) of NYB as of December 31, 2006 and 2005 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of NYB for each of the three years ended December 31, 2006, 2005 and 2004, as set forth in NYB's annual report for the year ended December 31, 2006, and (ii) the unaudited interim consolidated financial statements of NYB as of the end of each calendar quarter following December 31, 2006, and for the periods then ended, as filed by NYB in its Securities Documents.

         "NYB Preferred Stock" has the meaning set forth in Section 5.3.1.

          "NYB  Regulatory  Agreement"  has the  meaning  set  forth in  Section
5.11.3.

         "NYB Regulatory Reports" means the reports of NYB and New York Community Bank and accompanying schedules, as filed with the Department or the Federal Reserve, for each calendar quarter beginning with the quarter ended December 31, 2004 through the Closing Date.

         "NYB Stock Benefit Plans" means those stock benefit plans identified in the Exhibits to NYB's Form 10-K for the year ended December 31, 2006, and filed with the SEC on March 1, 2007, or subsequently adopted after the date hereof.

         "OTS" means the Office of Thrift Supervision.

         "Pension Plan" has the meaning set forth in Section 4.13.2.

         "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

         "Pre-Closing" has the meaning set forth in Section 10.1.

         "Proxy  Statement-Prospectus"  has the  meaning  set  forth in  Section
8.2.1.

         "Regulatory Approvals" means the approvals of all Bank Regulators that are necessary in connection with the consummation of the Merger, the Bank Merger and the related transactions contemplated by this Agreement and the Plan of Bank Merger.

         "Rights" means warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Documents" means all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and, with respect to each of the foregoing, the rules and regulations of the SEC promulgated thereunder.

         "Stock Exchange" means the New York Stock Exchange.

         "Subsidiary" means any entity, of which 50% or more of its ownership interests are owned either directly or indirectly by NYB or Synergy, as applicable.

         "Surviving Corporation" has the meaning set forth in Section 2.1.

         "Synergy" has the meaning set forth in the preamble to this Agreement, with its principal executive offices located at 310 North Avenue East, Cranford, New Jersey 07016.

         "Synergy Bank" means Synergy Bank, a wholly owned savings bank subsidiary of Synergy that is chartered under the laws of the United States of America, with its principal executive offices at 310 North Avenue East, Cranford, New Jersey 07016.

         "Synergy Common Stock" means the common stock, par value $0.10 per share, of Synergy.

         "Synergy  Compensation  and Benefit Plans" has the meaning set forth in
Section 4.13.1.

         "SYNERGY DISCLOSURE SCHEDULE" means a written disclosure schedule delivered by Synergy to NYB specifically referring to the appropriate section of this Agreement.

         "Synergy Financial Statements" means (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of Synergy as of December 31, 2006 and 2005 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Synergy for each of the three years ended December 31, 2006, 2005 and 2004, as set forth in Synergy's annual report for the year ended December 31, 2006, and (ii) the unaudited interim consolidated financial statements of Synergy as of the end of each calendar quarter following December 31, 2006, and for the periods then ended, as filed by Synergy in its Securities Documents.

         "Synergy Option" means an option to purchase shares of Synergy Common Stock granted pursuant to the Synergy Financial Group, Inc. 2003 Option Plan and the Synergy Financial Group, Inc. 2004 Option Plan and as set forth in SYNERGY DISCLOSURE SCHEDULE 4.3.1.

         "Synergy Option Plans" means the Synergy Financial Group, Inc. 2004 Stock Option Plan and the Synergy Financial Group, Inc. 2003 Stock Option Plan and any amendments thereto.

         "Synergy Regulatory Agreement" has the meaning set forth in Section 4.12.3.

         "Synergy Regulatory Reports" means the reports of Synergy and Synergy Bank and accompanying schedules, as filed with the OTS for each calendar quarter beginning with the quarter ended December 31, 2004 through the Closing Date.

         "Synergy Stockholders' Meeting" has the meaning set forth in Section 8.1.1.

         "Takeover Laws" shall have the meaning set forth in Section 4.20.1.

         "Termination Date" means January 31, 2008.

         "Treasury Stock" has the meaning set forth in Section 4.3.1.

         "Voting Agreement" has the meaning set forth in the Recitals to this Agreement.

         Other capitalized terms used herein are defined elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

         2.1. Merger.

         Subject to the terms and conditions of this Agreement, at the Effective
Time: (a) Synergy shall merge with and into NYB, with NYB as the resulting or surviving corporation (the "Surviving Corporation"), and (b) the separate existence of Synergy shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Synergy shall be vested in and assumed by NYB. As part of the Merger, each share of Synergy
Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

         2.2. Effective Time.

         The Closing shall occur no later than fifteen (15) business days following the latest to occur of (i) Department approval of the Bank Merger;
(ii) Federal Reserve approval of the Merger; (iii) Synergy stockholder approval of the Merger; (iv) FDIC approval of the Bank Merger under the Bank Merger Act;
(v) the passing of any applicable waiting periods; or at such other date or time upon which NYB and Synergy mutually agree (the "Closing"). The Merger shall be effected by the filing of a Certificate of Merger with the Delaware Office of the Secretary of State and by the filing of a Certificate of Merger with the New Jersey Office of the State Treasurer, on the day of the Closing (the "Closing Date"). The "Effective Time" means the later of the date and time specified in the Certificate of Merger to be filed with the Delaware Office of the Secretary of State and in the Certificate of Merger to be filed with the New Jersey Office of the State Treasurer.

         2.3. Certificate of Incorporation and Bylaws.

         The  Certificate  of  Incorporation  and  Bylaws  of NYB  as in  effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

         2.4. Directors and Officers of Surviving Corporation.

         The directors of NYB immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of NYB immediately prior to the Effective Time shall be the officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         2.5. Effects of the Merger.

         At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL and the NJBCA.

         2.6.     Bank Merger.

         Subject to Section 2.8, concurrently with or as soon as practicable after the execution and delivery of this Agreement, Synergy Bank and New York Community Bank shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit B, pursuant to which Synergy Bank will merge with and into New York Community Bank (the "Bank Merger"). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

         2.7. Tax Consequences.

         It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither NYB, Synergy nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         2.8. Possible Alternative Structures.

         Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, NYB shall be entitled to revise the structure of the transactions contemplated by this Agreement, including without limitation, by substituting New York Commercial Bank for New York Community Bank as a party to the Bank Merger or by substituting a wholly-owned first tier subsidiary for NYB as the merging party, provided that: (i) any such subsidiary substituted for NYB shall become a party to, and shall agree to be bound by, the terms of this Agreement; (ii) there are no adverse Federal or state income tax consequences to Synergy stockholders as a result of the modification; (iii) the consideration to be paid to the holders of Synergy Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize the receipt of Regulatory Approvals or other consents and approvals relating to the consummation of the Merger or the Bank Merger or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement, or the Bank Merger Agreement, and any related documents in order to reflect any such revised structure.

         2.9. Additional Actions.

         If, at any time after the Effective Time, NYB shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to: (i) vest, perfect or confirm, of record or otherwise, in NYB its right, title or interest in, to or under any of the rights, properties or assets of Synergy or its Subsidiaries; or (ii) otherwise carry out the purposes of or the transactions contemplated by this Agreement, Synergy and its officers and directors shall be deemed to have granted to NYB an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in NYB its right, title or interest in, to or under any of the rights, properties or assets of Synergy, or (b) otherwise carry out the purposes of or the transactions contemplated by this Agreement, and the officers and directors of the NYB are authorized in the name of Synergy or otherwise to take any and all such action.

                                   ARTICLE III
                              CONVERSION OF SHARES

3.1. Conversion of Synergy Common Stock; Merger Consideration.

         At the Effective Time, by virtue of the Merger and without any action on the part of NYB, Synergy or the holders of any of the shares of Synergy Common Stock, the Merger shall be effected in accordance with the following terms:

                  3.1.1. Each share of NYB Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

                  3.1.2. Each share of Synergy Common Stock owned by NYB immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

                  3.1.3. Each share of Synergy Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, as provided in and subject to the adjustments, if applicable, set forth in Sections 3.1.5, 3.1.7 or 11.1.11 in this Agreement, the right to receive 0.80 shares (the "Exchange Ratio") of NYB Common Stock.

                  3.1.4. After the Effective Time, each share of Synergy Common Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section represent the right to receive the Merger Consideration and any dividends or distributions with respect thereto, and any dividends or distributions with a record date prior to the Effective Time that were declared or made by Synergy on such shares of Synergy Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

                  3.1.5. In the event NYB changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of NYB Common Stock issued and outstanding prior to the Effective Time as a result in each case of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding NYB Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted.

                  3.1.6. The consideration that a holder of one share of Synergy Common Stock is entitled to receive pursuant to this Article III is referred to herein as the "Merger Consideration" and the consideration that all of the holders of Synergy Common Stock are entitled to receive pursuant to this Article III is referred to herein as the "Aggregate Merger Consideration."

                  3.1.7. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of NYB Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to NYB Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of NYB. In lieu of the issuance of any such fractional share, NYB shall pay to each former holder of Synergy Common Stock who otherwise would be entitled to receive a fractional share of NYB Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of
(i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the closing sales price of a share of NYB Common Stock as reported on the Stock Exchange for the trading day immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of Synergy Common Stock owned by a Synergy stockholder shall be combined so as to calculate the maximum number of whole shares of NYB Common Stock issuable to such Synergy stockholder.

         3.2. Procedures for Exchange of Synergy Common Stock.

                  3.2.1. NYB to Make Merger Consideration Available. On or before the Closing Date, NYB shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Synergy Common Stock, for exchange in accordance with this Section 3.2, certificates representing the shares of NYB Common Stock (and cash, if applicable, pursuant to Section 11.1.11) pursuant to this Article III (including any cash that may be payable in lieu of any fractional shares of Synergy Common Stock) (such cash and certificates for shares of NYB Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  3.2.2. Exchange of Certificates. NYB shall take all commercially reasonable steps necessary to cause the Exchange Agent, within five
(5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for the Merger Consideration and cash in lieu of fractional shares, if any, into which the Synergy Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of Synergy) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore, as applicable, (i) a certificate representing that number of shares of NYB Common Stock to which such former holder of Synergy Common Stock shall have become entitled pursuant to the provisions of Section 3.1.3 hereof (and, if applicable, pursuant to Section 11.1.11), and (ii) a check representing the amount of cash payable in lieu of a fractional share of NYB Common Stock, which such former holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 3.1.7, and the Certificate so surrendered shall forthwith be cancelled.

                  3.2.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding Synergy Common Stock shall have no rights, after the Effective Time, with respect to such Synergy Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to NYB Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate in accordance with this
Section  3.2.  After the  surrender of a  Certificate  in  accordance  with this
Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of NYB Common Stock represented by such Certificate.

                  3.2.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and
(ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  3.2.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of Synergy of the Synergy Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.2.

                  3.2.6. Return of Exchange Fund. At any time following the twelve (12) month period after the Effective Time, NYB shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to NYB (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither NYB nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

                  3.2.7. Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by NYB, the posting by such Person of a bond in such amount as NYB may reasonably require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

                  3.2.8. Withholding. NYB or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Synergy Common Stock such amounts as NYB (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by NYB or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Synergy Common Stock in respect of whom such deduction and withholding were made by NYB or the Exchange Agent.

         3.3. Treatment of Synergy Options. 3.3.1 Exchange for New Options

         At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, each Synergy Option that is outstanding and unexercised, whether vested or unvested, immediately prior thereto shall be converted into an option (each, a "New Option") to purchase such number of shares of NYB Common Stock at an exercise price determined as provided below (and otherwise having the same duration and other terms as the original Synergy Option);

          (i) the number of shares of NYB Common Stock to be subject to the New Option shall be equal to the product of (A) the number of shares of Synergy Common Stock purchasable upon exercise of the original Synergy Option and (B) the Exchange Ratio, the product being rounded to the nearest whole share where
               (i) a tenth of a share of 4 or less  shall  be  rounded  down and
               (ii) a tenth of a share of 5 or more shall rounded up; and

          (ii) the exercise price per share of NYB Common Stock under the New Option shall be equal to (A) the exercise price per share of Synergy Common Stock under the original Synergy Option divided by
               (B) the Exchange Ratio, rounded to the nearest cent.

         With respect to any Synergy Options that are "incentive stock options" (as defined in Section 422(b) of the Code), the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code. Synergy, or its Board of Directors or an appropriate committee thereof, has taken all action necessary on its part to give effect to the provisions of this Section 3.3.1.

         At or prior to the Effective Time, Synergy shall make all necessary arrangements with respect to its plans to permit assumption of the unexercised Synergy Options by NYB pursuant to this Section 3.3.1 and as of the Effective Time NYB shall assume such Synergy Options and the Synergy Option Plan under which they have been issued. It is intended that such assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 409A of the Code.

         NYB shall take all corporate action necessary to reserve for future issuance a sufficient additional number of shares of NYB Common Stock to provide for the satisfaction of its obligations with respect to the New Options. Within three (3) business days after the Effective Time, NYB shall file with the SEC a registration statement on Form S-8 (or any successor registration statement) and make any state filings or obtain state exemptions with respect to the NYB Common Stock issuable upon exercise of the New Options and shall use reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as any New Option remain outstanding.

         3.3.2 Cash Out of Synergy Options

      Not later than ten (10) days prior to the anticipated Closing Date, Synergy shall be entitled to make a written offer to the holders of Synergy Stock Options that are either then exercisable or shall become exercisable upon the Effective Time permitting such holders to irrevocably elect to have all or a designated number of their Synergy Stock Options cancelled at the Effective Time for a per share cash cancellation price equal to the average closing sales price of a share of NYB Common Stock as reported on the Stock Exchange for the twenty
(20) trading days next preceding the Closing Date multiplied by the Exchange Ratio less the exercise price per share, which per share cancellation price shall be paid by Synergy immediately prior to Effective Time less applicable withholding taxes. In order to be binding, the written irrevocable election of an optionholder must be received by Synergy not later than the 2nd day prior to the anticipated Closing Date. Each written offer notice to be issued by Synergy and the written election document to be delivered by optionholders shall be in form and substance reasonably satisfactory to NYB.

         3.4. Reservation of Shares.

         NYB shall reserve for issuance a sufficient number of shares of the NYB Common Stock for the purpose of issuing shares of NYB Common Stock to the Synergy stockholders in accordance with this Article III.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SYNERGY

         Synergy represents and warrants to NYB that the statements contained in this Article IV are correct and complete as of the date of this Agreement, subject to the standard set forth in Section 4.1 and except as set forth in the SYNERGY DISCLOSURE SCHEDULE delivered by Synergy to NYB on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date. Synergy has made a good faith effort to ensure that the disclosure on each schedule of the SYNERGY DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the SYNERGY DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of Synergy shall include the Knowledge of Synergy's Subsidiaries.

         4.1. Standard.

         No representation or warranty of Synergy contained in this Article IV shall be deemed untrue or incorrect, and Synergy shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Section 4.2.1 and the second sentence of Section 4.2.6), 4.3, 4.4, 4.5, 4.8, 4.9.1, 4.13.5, 4.13.8, 4.13.9, the second sentence of 4.13.10, 4.20 and 4.23 which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained.

         4.2. Organization.

                  4.2.1. Synergy is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is duly registered as a savings and loan holding company under the HOLA. Synergy has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

                  4.2.2. Synergy Bank is a savings bank duly organized and validly existing under the laws of the United States of America. The deposits of Synergy Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Synergy Bank when due. Synergy Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

                  4.2.3. Synergy Capital Investments, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The activities of Synergy Capital Investments, Inc. have been limited to those set forth in Section 559.3 of the HOLA.

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

                  4.2.4. Synergy Financial Services, Inc. is a corporation that is duly organized, validly existing and in good standing under the laws of the State of New Jersey. The activities of Synergy Financial Services, Inc. have been limited to those set forth in Section 559.3 of the HOLA.

                  4.2.5. Synergy Investment Corporation is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The activities of Synergy Investment Corporation have been limited to those set forth in Section 559.3 of the HOLA.

                  4.2.6. SYNERGY DISCLOSURE SCHEDULE 4.2.6 sets forth each direct and indirect Synergy Subsidiary. Each Synergy Subsidiary is a corporation, limited liability company or trust duly organized, validly existing and in good standing (except for Synergy Bank, for which no good standing representation is made) under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business in each jurisdiction where the property owned, leased or operated, or the business conducted, by such Synergy Subsidiary requires such qualification. Each Synergy Subsidiary has the requisite corporate power and authority to own or lease its properties and assets and to carry on its businesses as it is now being conducted.

                  4.2.7. The respective minute books of Synergy and each Synergy Subsidiary accurately record, in all material respects, all corporate actions of their respective stockholders and boards of directors (including committees).

                  4.2.8. Prior to the date of this Agreement, Synergy has made available to NYB true and correct copies of the certificate of incorporation or charter and bylaws of Synergy and each Synergy Subsidiary.

         4.3. Capitalization.
                  4.3.1. The authorized capital stock of Synergy consists of 20,000,000 shares of common stock, $0.10 par value per share, of which as of the date hereof 12,509,636 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 5,000,000 shares of preferred stock, $0.10 par value ("Synergy Preferred Stock"), of which as of the date hereof, no shares are outstanding. There are 1,127,493 shares of Synergy Common Stock held by Synergy as treasury stock ("Treasury Stock"). Neither Synergy nor any Synergy Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any shares of Synergy Common Stock, or any other security of Synergy or a Synergy Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of Synergy Common Stock or any other security of Synergy or any Synergy Subsidiary, other than shares issuable under the Synergy Option Plans. SYNERGY DISCLOSURE SCHEDULE 4.3.1 sets forth the name of each holder of options to purchase Synergy Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant and vesting dates, and the exercise price relating to the options held. As of the date hereof, Synergy has outstanding 1,257,646 options to acquire shares of Synergy Common Stock.

                  4.3.2. All capital stock or other ownership interests held by Synergy or a Synergy Subsidiary in a Synergy Subsidiary is owned free and clear of any lien or encumbrance. All of the outstanding shares of capital stock of each Synergy Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. Except for the Synergy Subsidiaries and as set forth in SYNERGY DISCLOSURE SCHEDULE 4.3.2, Synergy does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of Synergy

Subsidiaries, equity interests held by Synergy Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of Synergy Subsidiaries, including stock in the FHLB.

                  4.3.3. To Synergy's Knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Synergy Common Stock except as disclosed on SYNERGY DISCLOSURE SCHEDULE 4.3.3.

         4.4. Authority; No Violation.

                  4.4.1. Synergy has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals, the expiration of all waiting periods and the approval of this Agreement by Synergy's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Synergy and the completion by Synergy of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of Synergy, and no other corporate proceedings on the part of Synergy, except for the approval of the holders of Synergy Common Stock and the filing of Certificates of Merger with the Secretaries of State of Delaware and New Jersey, are necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by Synergy, and subject to approval by the stockholders of Synergy and receipt of the Regulatory Approvals, the expiration of all waiting periods and due and valid execution and delivery of this Agreement by NYB, constitutes the valid and binding obligation of Synergy, enforceable against Synergy in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

                  4.4.2. Subject to receipt of Regulatory Approvals and Synergy's and NYB's compliance with any conditions contained therein, and to the receipt of the approval of the stockholders of Synergy, (A) the execution and delivery of this Agreement by Synergy, (B) the consummation of the transactions contemplated hereby, and (C) compliance by Synergy with any of the terms or provisions hereof will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation, charter or bylaws of Synergy or any Synergy Subsidiary, including Synergy Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Synergy or any Synergy Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Synergy or any Synergy Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Synergy or any Synergy Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Synergy.

         4.5.     Consents.

         Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing of the Certificate of Merger with the State Treasurer of the State of New Jersey,
(d) the filing with and/or acceptance by the Department of articles of merger or similar documentation with respect to the Bank Merger (e) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (f) approval of the listing of NYB Common Stock to be issued in the Merger on the Stock Exchange, (g) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of NYB Common Stock pursuant to this Agreement, and (h) the approval of this Agreement by the requisite vote of the stockholders of Synergy, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, except as disclosed on SYNERGY DISCLOSURE SCHEDULE 4.5, to Synergy's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties that are material and are necessary, in connection with (x) the execution and delivery of this Agreement by Synergy, (y) the Plan of Bank Merger by Synergy Bank and (z) the completion of the Merger and the Bank Merger. Synergy has no reason to believe that: (i) any Regulatory Approvals or other required consents or approvals will not be received; or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         4.6. Financial Statements/Regulatory Reports.

                  4.6.1. Synergy has previously made available to NYB the Synergy Regulatory Reports. The Synergy Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

                  4.6.2. Synergy has previously made available to NYB the Synergy Financial Statements. The Synergy Financial Statements have been consistently prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of Synergy and the Synergy Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

                  4.6.3. At the date of each balance sheet included in the Synergy Financial Statements or the Synergy Regulatory Reports, neither Synergy nor Synergy Bank, as applicable, had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Synergy Financial Statements or the footnotes thereto or the Synergy Regulatory Reports which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         4.7. Taxes.

         Synergy and the Synergy Subsidiaries that are at least 80 percent owned by Synergy are members of the same affiliated group within the meaning of Code
Section 1504(a). Synergy has duly filed all federal, state and material local tax returns required to be filed by or with respect to Synergy and every Synergy Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to Synergy's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Synergy and any Synergy Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or
(iii) have not yet been fully determined. As of the date of this Agreement, Synergy has received no written notice of, and there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Synergy or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Synergy or any of its Subsidiaries do not file tax returns that Synergy or any such Subsidiary is subject to taxation in that jurisdiction. Synergy and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. Synergy and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Synergy and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         4.8. No Material Adverse Effect.

         Synergy and the Synergy Subsidiaries, taken as a whole, have conducted operations in the ordinary course of business and not suffered any Material Adverse Effect since December 31, 2006 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Synergy.

         4.9.     Material Contracts; Leases; Defaults.

                  4.9.1. Except as set forth in SYNERGY DISCLOSURE SCHEDULE 4.9.1, neither Synergy nor any Synergy Subsidiary is currently a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Synergy or any Synergy Subsidiary; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Synergy or any Synergy
Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Synergy or any Synergy Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by Synergy or any Synergy Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money in which Synergy or any Synergy Subsidiary is a borrower whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Synergy or any Synergy Subsidiary is an obligor to any Person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers' acceptances, and "treasury tax and loan" accounts and transactions in "federal funds" in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or material restrictions (other than prepayment penalties and those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to NYB or any NYB Subsidiary; (vi) any agreement with a vendor of products or services, written or oral, that obligates Synergy or any Synergy Subsidiary for the payment of more than $50,000 annually or for the payment of more than $100,000 over its remaining term, which is not terminable without cause on 60 days' or less notice without penalty or premium, or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Synergy or any Synergy Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

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

                  4.9.2. Each real estate lease that requires the consent of the lessor or its agent resulting from the Merger by virtue of the terms of any such lease, is listed in SYNERGY DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to the Knowledge of Synergy, neither Synergy nor any Synergy Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to NYB on or before the date hereof, are listed on SYNERGY DISCLOSURE SCHEDULE 4.9.1 or SYNERGY DISCLOSURE SCHEDULE 4.9.2 and are in full force and effect on the date hereof and, neither Synergy nor any Synergy Subsidiary has materially breached any provision of, or is in default in any material respect under any term of, any such contract, arrangement or instrument. Except as disclosed in SYNERGY DISCLOSURE SCHEDULE 4.9.3, no party to any material contract, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, arrangement or instrument as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement. Except as disclosed in SYNERGY DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which Synergy or any Synergy Subsidiary is a party or under which Synergy or any Synergy Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in SYNERGY DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Synergy or any Synergy Subsidiary or upon the occurrence of a subsequent event; or (y) requires Synergy or any Synergy Subsidiary to provide a benefit in the form of Synergy Common Stock or determined by reference to the value of Synergy Common Stock.

                  4.9.4. Except as disclosed in SYNERGY DISCLOSURE SCHEDULE 4.9.4, none of the execution of this Agreement, approval of this Agreement by the stockholders of Synergy or consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event, (A) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Synergy or any Synergy Subsidiary under any Synergy Compensation and Benefit Plan, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Synergy Compensation and Benefit Plan, (C) result in the breach or violation of, or a default under, any Synergy Compensation and Benefit Plan, (D) limit or restrict the ability to merge, amend or terminate any Synergy Compensation and Benefit Plan or (E) result in any payment which may be nondeductible for federal income tax purposes pursuant to
Section 162(m) or 280G of the Code and the regulations promulgated thereunder.

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

         4.10. Ownership of Property; Insurance Coverage.

                  4.10.1. Synergy and each Synergy Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by Synergy or each Synergy Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Synergy Regulatory Reports and in the Synergy Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Synergy Subsidiary acting in a fiduciary capacity, (ii) those reflected in the notes to the Synergy Financial Statements, and (iii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Synergy and the Synergy Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Synergy and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Synergy Financial Statements.

                  4.10.2. With respect to all agreements pursuant to which Synergy or any Synergy Subsidiary has purchased securities subject to an agreement to resell, if any, Synergy or such Synergy Subsidiary, as the case may be, has a lien or security interest (which to Synergy's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  4.10.3. Synergy and each Synergy Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither Synergy nor any Synergy Subsidiary has received notice from any current insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in SYNERGY DISCLOSURE SCHEDULE 4.10.3, there are presently no material claims pending under such policies of insurance and no notices have been given by Synergy or any Synergy Subsidiary under such policies. Within the last three years Synergy and each Synergy Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. SYNERGY DISCLOSURE SCHEDULE 4.10.3 identifies all material policies of insurance maintained by Synergy and each Synergy Subsidiary (other than those providing for employee or director welfare or similar benefits) as well as the other matters required to be disclosed under this Section.

         4.11. Legal Proceedings.

         Except as set forth in SYNERGY DISCLOSURE SCHEDULE 4.11, as of the date of this Agreement, neither Synergy nor any Synergy Subsidiary is a party to any, and there are no pending or, to Synergy's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against Synergy or any Synergy Subsidiary, (ii) to which Synergy or any Synergy Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this

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

Agreement, or (iv) which could adversely affect the ability of Synergy to perform its obligations under this Agreement.

         4.12. Compliance With Applicable Law.

                  4.12.1. Each of Synergy and each Synergy Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Sarbanes-Oxley Act of 2002, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act"), the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community
Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither Synergy nor any Synergy Subsidiary has received any written notice to the contrary that is currently outstanding.

                  4.12.2. Each of Synergy and each Synergy Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Synergy, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

                  4.12.3. For the period beginning December 31, 2004, neither Synergy nor any Synergy Subsidiary has received any written notification or to Synergy's Knowledge any other communication from any Bank Regulator (i) asserting that Synergy or any Synergy Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Synergy or any Synergy Subsidiary; or (iii) requiring or threatening to require Synergy or any Synergy Subsidiary, or indicating that Synergy or any Synergy Subsidiary may be required, to enter into a cease and desist order, consent order, agreement or memorandum of understanding or any other agreement or undertaking (formal or informal), restricting or limiting, or purporting to direct, restrict or limit, in any manner (other than generally applicable regulatory restrictions) the operations of Synergy or any Synergy Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Synergy Regulatory Agreement"). Neither Synergy nor any Synergy Subsidiary has consented to or entered into any Synergy Regulatory Agreement that is currently in effect or that was in effect since December 31, 2001. The most recent regulatory rating given to Synergy Bank as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better. Synergy Bank is not aware of any pending or threatened CRA protest relating to its lending practices.

         4.13. Employee Benefit Plans.

                  4.13.1.   SYNERGY   DISCLOSURE   SCHEDULE  4.13.1  includes  a
descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by Synergy or any Synergy Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of Synergy or any Synergy Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Synergy Compensation and Benefit Plans"). Neither Synergy nor any of its Subsidiaries has any commitment to create any additional Synergy Compensation and Benefit Plan or to materially modify, change or renew any existing Synergy Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof or to preserve favorable financial accounting treatment. Synergy has provided to NYB true and correct copies of the Synergy Compensation and Benefit Plans.

                  4.13.2. To the Knowledge of Synergy, each Synergy Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Synergy Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or is established pursuant to a prototype plan that relies upon a favorable IRS opinion letter and Synergy is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of Synergy, threatened action, suit or claim relating to any of the Synergy Compensation and Benefit Plans (other than routine claims for benefits). To the Knowledge of Synergy, neither Synergy nor any Synergy Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Synergy Compensation and Benefit Plan that would reasonably be expected to subject Synergy or any Synergy Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  4.13.3. Neither Synergy nor any of its Subsidiaries is currently, or has during the past five (5) years been, a sponsor or party to a Defined Benefit Plan. Neither Synergy, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after January 1, 1998. To the Knowledge of Synergy, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Synergy Compensation and Benefit Plan or any ERISA Affiliate Plan.

                  4.13.4. All material contributions required to be made under the terms of any Synergy Compensation and Benefit Plan or any employee benefit arrangements to which Synergy or any Synergy Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on the Synergy Financial Statements to the extent required by GAAP. Synergy and its Subsidiaries have expensed and accrued as a liability future benefits (inclusive of amortization of past service costs and liabilities) under each applicable Synergy Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP.

                  4.13.5. Except as set forth in SYNERGY DISCLOSURE SCHEDULE 4.13.5, neither Synergy nor any Synergy Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Synergy Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in SYNERGY DISCLOSURE SCHEDULE 4.13.5, there has been no communication to employees by Synergy or any Synergy Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

                  4.13.6. Synergy and its Subsidiaries do not maintain any Synergy Compensation and Benefit Plans covering employees who are nonresident aliens.

                  4.13.7. With respect to each Synergy Compensation and Benefit Plan, if applicable, Synergy has provided to NYB copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter or opinion letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                  4.13.8. Except as disclosed on SYNERGY DISCLOSURE SCHEDULE 4.13.8, neither Synergy nor any Synergy Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                  4.13.9. Except as disclosed in SYNERGY DISCLOSURE SCHEDULE 4.13.9, there are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Synergy Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

                  4.13.10. SYNERGY DISCLOSURE SCHEDULE 4.13.10 sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all employees of Synergy, their title and rate of salary, and their date of hire. SYNERGY DISCLOSURE SCHEDULE 4.13.10 also sets forth any changes to any Synergy Compensation and Benefit Plan since December 31, 2006.

         4.14. Brokers, Finders and Financial Advisors.

         Neither Synergy nor any Synergy Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Sandler O'Neill & Partners, L.P. by Synergy and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Sandler O'Neill & Partners, L.P., setting forth the fee payable to Sandler O'Neill & Partners, L.P. for its services rendered to Synergy in connection with the Merger and transactions contemplated by this Agreement, is attached to SYNERGY DISCLOSURE SCHEDULE 4.14.

         4.15. Environmental Matters.

                  4.15.1. With respect to Synergy and each Synergy Subsidiary:

                  (A) To the Knowledge of Synergy, each of Synergy and the Synergy Subsidiaries, the Participation Facilities, and, to Synergy's Knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (B) Synergy has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Synergy's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the Synergy Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern , whether or not occurring at or on a site owned, leased or operated by it or any of the Synergy Subsidiaries or any Participation Facility;

                  (C) Synergy has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Synergy's Knowledge, no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or Synergy or any of the Synergy Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (D) To Synergy's Knowledge, the properties currently owned or operated by Synergy or any Synergy Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

                  (E) Neither Synergy nor any Synergy Subsidiary during the past five years has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (F) To Synergy's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Synergy or any of the Synergy Subsidiaries or any Participation Facility, and to Synergy's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by Synergy or any of the Synergy Subsidiaries or any Participation Facility; and

                  (G) To Synergy's Knowledge, during the period of (x) Synergy's or any of the Synergy Subsidiaries' ownership or operation of any of their respective current properties or (y) Synergy's or any of the Synergy Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability to Synergy or a Synergy Subsidiary under the Environmental Laws. To Synergy's Knowledge, prior to the period of (x) Synergy's or any of the Synergy Subsidiaries' ownership or operation of any of their respective current properties or (y) Synergy's or any of the Synergy Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability to Synergy or a Synergy Subsidiary under the Environmental Laws.

                  4.15.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         4.16. Loan Portfolio.

                  4.16.1. The allowance for loan losses reflected in Synergy's audited consolidated statement of financial condition at December 31, 2006 was, and the allowance for loan losses shown on the balance sheets in Synergy's Securities Documents for periods ending after December 31, 2006 will be, adequate, as of the respective dates thereof, under GAAP.

                  4.16.2. SYNERGY DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of the most recently available date, by account, of: (A) all loans (including loan participations) of Synergy Bank or any other Synergy Subsidiary that have been accelerated during the past twelve months and that are contractually past due 90 days or more in the payment of principal and/or interest; (B) all loan commitments or lines of credit of Synergy Bank or any other Synergy Subsidiary that are contractually past due 90 days or more in the payment of principal and/or interest and which have been terminated by Synergy Bank or any other Synergy Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which Synergy Bank or any other Synergy Subsidiary has given written notice of its intent to terminate during the past twelve months and that are contractually past due 90 days or more in the payment of principal and/or interest; (D)with respect to all commercial loans that are contractually past due 90 days or more in the payment of principal and/or interest (including commercial real estate loans), any demand letters from Synergy Bank or any other Synergy Subsidiary to any such borrowers during the past twelve months; (E) each borrower, customer or other party which has notified Synergy Bank or any other Synergy Subsidiary during the past twelve months of, or has asserted against Synergy Bank or any other Synergy Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of Synergy Bank, each borrower, customer or other party which has given Synergy Bank or any other Synergy Subsidiary any oral notification of, or orally asserted to or against Synergy Bank or any other Synergy Subsidiary, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status,
(3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by Synergy Bank or any Synergy Bank Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

                  4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of Synergy and the Synergy Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Synergy's or the appropriate Synergy
Subsidiary's   respective  business,   and  the  notes  or  other  evidences  of
indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the Knowledge of Synergy, the loans, discounts and the accrued interest reflected on the books of Synergy and the Synergy Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in SYNERGY DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by Synergy or the appropriate Synergy Subsidiary free and clear of any liens.

                  4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

         4.17. Securities Documents.

         Synergy has made available to NYB copies of its (i) annual reports on Form 10-K for the years ended December 31, 2006, 2005 and 2004, (ii) quarterly reports on Form 10-Q for the quarters ended subsequent to December 31, 2006, and
(iii) proxy materials used or for use in connection with its meetings of stockholders held in 2007, 2006 and 2005. Such reports, prospectus and proxy materials complied, at the time filed with the SEC (or as amended), in all material respects, with the Securities Laws.

         4.18. Related Party Transactions.

         Except as described in Synergy's proxy statement distributed in connection with the annual meeting of stockholders held on April 24, 2007 (which has previously been provided to NYB), neither Synergy nor any Synergy Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Synergy. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Synergy or any Synergy Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Synergy nor any Synergy Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Synergy is inappropriate.

         4.19. Deposits.

         Except as set forth in SYNERGY DISCLOSURE SCHEDULE 4.19, none of the deposits of Synergy or any Synergy Subsidiary is a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

         4.20. Antitakeover Provisions Inapplicable; Required Vote.

                  4.20.1 The Board of Directors of Synergy has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of Synergy) necessary to exempt NYB, the Merger, the Bank Merger, the Merger Agreement, the Plan of Bank Merger and the transactions contemplated hereby from any "moratorium", "control share", "fair price", "super-majority", "business combination" or other state anti-takeover laws and regulations, including but not limited to Section 14A:10A-1 et seq. of the NJBCA (collectively, the "Takeover Laws").

                  4.20.2. The affirmative vote of a majority of the issued and outstanding shares of Synergy Common Stock is required to approve this Agreement and the Merger under Synergy's certificate of incorporation and the NJBCA.

         4.21. Registration Obligations.

         Neither Synergy nor any Synergy Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

         4.22.    Risk Management Instruments.

         All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Synergy's own account, or for the account of one or more of Synergy's Subsidiaries or their customers (all of which are set forth in SYNERGY DISCLOSURE SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Synergy, with counterparties believed to be financially responsible at the time; and to Synergy's Knowledge each of them constitutes the valid and legally binding obligation of Synergy or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Synergy nor any Synergy Subsidiary, nor to the Knowledge of Synergy any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

         4.23. Fairness Opinion.

         Synergy has received a written opinion from Sandler O'Neill & Partners, L.P. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of Synergy pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement. NYB shall be promptly advised of any change, amendment or rescission of such opinion.

         4.24.    Trust Accounts.

         Synergy Bank and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Synergy Bank nor any other Synergy Subsidiary, and to the Knowledge of Synergy, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

         4.25.    Intellectual Property.

         Synergy and each Synergy Subsidiary owns or, to Synergy's Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without Payment other than renewal or similar fees (which fees, if any, are currently paid as of the date hereof), and neither Synergy nor any Synergy Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. Synergy and each Synergy Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of Synergy, the conduct of the business of Synergy and each Synergy Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

         4.26. Labor Matters.

         There are no labor or collective bargaining agreements to which Synergy or any Synergy Subsidiary is a party. To the Knowledge of Synergy, there is no union organizing effort pending or threatened against Synergy or any Synergy Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Synergy, threatened against Synergy or any Synergy Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Synergy, threatened against Synergy or any Synergy Subsidiary (other than routine employee grievances that are not related to union employees). Synergy and each Synergy Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

         4.27. Internal Controls.

         None of Synergy or Synergy Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its subsidiaries or accountants except as would not reasonably by expected to have a materially adverse effect on the system of internal accounting controls described in the next sentence. Synergy and Synergy Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

         4.28. Synergy Information Supplied.

         The information furnished by Synergy relating to Synergy and any Synergy Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

         4.29. No Dissenters Rights.

         Section 14A:11-1 of the NJBCA does not apply to this Agreement and to the transactions contemplated hereby.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF NYB

         NYB represents and warrants to Synergy that the statements contained in this Article V are correct and complete as of the date of this Agreement, subject to the standard set forth in Section 5.1, and except as set forth in the NYB DISCLOSURE SCHEDULE delivered by NYB to Synergy on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. NYB has made a good faith effort to ensure that the disclosure on each schedule of the NYB DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the NYB DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.
References to the Knowledge of NYB shall include the Knowledge of NYB's Subsidiaries.

         5.1. Standard.

         No representation or warranty of NYB contained in this Article V shall be deemed untrue or incorrect, and NYB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2, 5.3 (other than the last sentence of Section 5.2.1, 5.4, 5.5 and 5.8 which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained.

         5.2. Organization.

                  5.2.1. NYB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. NYB has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

                  5.2.2. New York Community Bank is savings bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposits of New York Community Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by New York Community Bank when due. New York Community Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

                  5.2.3. NYB DISCLOSURE SCHEDULE 5.2.3 sets forth each direct and indirect NYB Subsidiary. Each NYB Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business in each jurisdiction where the property owned, leased or operated, or the business conducted, by such NYB Subsidiary requires such qualification. Each NYB Subsidiary has the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

                  5.2.3. Prior to the date of this Agreement, NYB has made available to Synergy true and correct copies of the certificate of incorporation or charter and bylaws of NYB and New York Community Bank.

         5.3. Capitalization.

                  5.3.1. As of the date hereof, the authorized capital stock of NYB consists of 600,000,000 shares of common stock, $0.01 par value, of which as of the date hereof, 313,436,959 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 5,000,000 shares of preferred stock, $0.01 par value ("NYB Preferred Stock"), of which as of the date hereof, no shares are outstanding. As of the date hereof, there are no shares of NYB Common Stock held by NYB as treasury stock. As of the date hereof, neither NYB nor any NYB Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends

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

or other distributions on any shares of NYB Common Stock, or any other security of NYB or any securities representing the right to vote, purchase or otherwise receive any shares of NYB Common Stock or any other security of NYB, other than shares issuable under the NYB Stock Benefit Plans and shares issuable under common stock warrants issued as part of NYB's BONUSES Units.

         5.4. Authority; No Violation.

                  5.4.1. NYB has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NYB and the completion by NYB of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of NYB, and no other corporate proceedings on the part of NYB are necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by NYB, and subject to approval by the stockholders of Synergy and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Synergy, constitutes the valid and binding obligations of NYB, enforceable against NYB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

                  5.4.2. Subject to receipt of the Regulatory Approvals and Synergy's and NYB's compliance with any conditions contained therein, (A) the execution and delivery of this Agreement by NYB, (B) the consummation of the transactions contemplated hereby, and (C) compliance by NYB with any of the terms or provisions hereof will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation charter or bylaws of NYB or New York Community Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NYB or New York Community Bank; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NYB or New York Community Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which either of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on NYB.

         5.5. Consents.

         Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey, (d) the filing with and/or acceptance by the Department of articles of merger or similar documentation with respect to the Bank Merger, (e) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (f) approval of the listing of NYB Common Stock to be issued in the Merger on the Stock Exchange, (g) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of NYB Common Stock pursuant to this Agreement, and (h) the approval of this Agreement by the requisite vote of the stockholders of Synergy, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to NYB's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by NYB, (y) the Plan of Bank Merger by New York Community Bank and (z) the completion of the Merger and the Bank Merger. NYB has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         5.6. Financial Statements/Regulatory Reports.

                  5.6.1. NYB has previously made available to Synergy the NYB Regulatory Reports. The NYB Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

                  5.6.2. NYB has previously made available to Synergy the NYB Financial Statements. The NYB Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of NYB and the NYB Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

                  5.6.3. At the date of each balance sheet included in the NYB Financial Statements or the NYB Regulatory Reports neither NYB nor New York
Community Bank, as applicable, had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such NYB Financial Statements or in the footnotes thereto or the NYB Regulatory Reports which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         5.7. Taxes.

         NYB and the NYB Subsidiaries that are at least 80 percent owned by NYB are members of the same affiliated group within the meaning of Code Section 1504(a). NYB has duly filed all federal, state and material local tax returns required to be filed by or with respect to NYB and each NYB Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of NYB, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from NYB and any NYB Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which: (i) are not delinquent; (ii) are being contested in good faith; or (iii) have not yet been fully determined. Except as set forth in NYB DISCLOSURE SCHEDULE 5.7, as of the date of this Agreement, NYB has received no notice of, and there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of NYB or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where NYB or any of its Subsidiaries do not file tax returns that NYB or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in NYB DISCLOSURE SCHEDULE 5.7, NYB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. NYB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and NYB and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         5.8.     No Material Adverse Effect.

         NYB and its subsidiaries, taken as a whole, has not suffered any Material Adverse Effect since December 31, 2006 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on NYB.

         5.9.    Ownership of Property; Insurance Coverage.

                  5.9.1. NYB and each NYB Subsidiary have good and, as to real property, marketable title to all material assets and properties owned by NYB or each NYB Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the NYB Regulatory Reports and in the NYB Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except:
(i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a NYB Subsidiary acting in a fiduciary capacity; (ii) those reflected in the notes to the NYB Financial Statements; and
(iii) statutory liens for amounts not yet delinquent or which are being contested in good faith. NYB and the NYB Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by NYB and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

                  5.9.2.  NYB  and  each  NYB  Subsidiary   currently   maintain
insurance considered by NYB to be reasonable for their respective operations.

         5.10. Legal Proceedings.

         Except as disclosed in NYB DISCLOSURE SCHEDULE 5.10 as of the date of this Agreement, neither NYB nor New York Community Bank is a party to any, and there are no pending or, to the Knowledge of NYB, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against NYB or New York Community Bank involving a claim in excess of $500,000 or requesting equitable relief, (ii) to which NYB or New York Community Bank assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of NYB to perform its obligations under this Agreement.

         5.11. Compliance With Applicable Law.

                  5.11.1. Except as disclosed in NYB DISCLOSURE SCHEDULE 5.11.1, each of NYB and each NYB Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Sarbanes-Oxley Act of 2002, the USA Patriot Act, the Bank

Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither NYB nor any NYB Subsidiary has received any written notice of any material violation that is currently outstanding.

                  5.11.2. Each of NYB and each NYB Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Government Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of NYB, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

                  5.11.3. Except as disclosed in NYB DISCLOSURE SCHEDULE 5.11.3, for the period beginning December 31, 2004, neither NYB nor any NYB Subsidiary has received any written notification or, to the Knowledge of NYB, any other communication from any Bank Regulator (i) asserting that NYB or any NYB Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NYB or any NYB Subsidiary; (iii) requiring or threatening to require NYB or any NYB Subsidiary, or indicating that NYB or any NYB Subsidiary may be required, to enter into a cease and desist order, consent order, agreement or memorandum of understanding or any other agreement or undertaking (formal or informal) restricting or limiting, or purporting to restrict or limit, in any material respect the operations of NYB or any NYB Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an "NYB Regulatory Agreement"). Neither NYB nor any NYB Subsidiary has consented to or entered into any currently effective NYB Regulatory Agreement. The most recent regulatory rating given to New York Community Bank as to compliance with the CRA is satisfactory or better. Neither NYB nor New York Community Bank is aware of any pending or, to the Knowledge of NYB, threatened CRA protest relating to the lending practices of New York Community Bank that could result in any denial of any Regulatory Approval.

                  5.11.4. NYB and each NYB Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

         5.12. Environmental Matters.

                  5.12.1. Except as disclosed in NYB DISCLOSURE SCHEDULE 5.12.1, to the Knowledge of NYB, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon NYB or any of NYB Subsidiary. To the Knowledge of NYB, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to NYB or any NYB Subsidiary by reason of any Environmental Laws. Neither NYB nor any NYB Subsidiary during the past five years has received any written notice from any Person that NYB or any NYB Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon NYB or any NYB Subsidiary.


                  5.12.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the NYB's Knowledge, threatened, before any court, governmental agency or other forum against NYB or any NYB Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by any of NYB or any NYB Subsidiary.

         5.13. Securities Documents.

         NYB has made available to Synergy copies of its: (i) annual reports on Form 10-K for the years ended December 31, 2006, 2005 and 2004; and (ii) proxy materials used or for use in connection with its meetings of stockholders held in 2006, 2005 and 2004. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

         5.14. Brokers, Finders and Financial Advisors.

         Neither NYB nor any NYB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Bear, Stearns & Co., Inc. by NYB and the fee payable pursuant thereto.

         5.15. NYB Common Stock.

         The shares of NYB Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

         5.16. Material Contracts.

         Neither NYB nor any NYB Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of NYB or any NYB Subsidiary, or (ii) any agreement which by its terms limits the payment of dividends by NYB or any NYB Subsidiary (except this Section 5.16 shall not apply to any real estate investment trust associated with NYB or any NYB Subsidiary).

         5.17. NYB Information Supplied.

         The information relating to NYB and any NYB Subsidiary to be contained in the Merger Registration Statement, or in any of the documents filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Securities Exchange Act and the rules and regulations thereunder and the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by NYB with respect to statements made or incorporated by reference therein based on information supplied by Synergy specifically for inclusion or incorporation by reference in the Merger Registration Statement.

         5.18. Internal Controls.

         None of NYB or NYB Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its subsidiaries or accountants except as would not reasonably by expected to have a materially adverse effect on the system of internal accounting controls described in the next sentence. NYB and NYB Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

                                   ARTICLE VI
                              COVENANTS OF SYNERGY

         6.1. Conduct of Business.

                  6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of NYB (which consent shall not be unreasonably withheld), Synergy will, and it will cause each Synergy Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises; and not voluntarily take any action which would (i) adversely affect the ability of the parties to obtain any Regulatory Approval or other approvals of Governmental Entities required for consummation of the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

                  6.1.2. Negative Covenants. Synergy agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in SYNERGY DISCLOSURE
SCHEDULE 6.1.2, or consented to by NYB in writing (which consent shall not be unreasonably withheld or delayed with respect to paragraphs (E), (M), (S), (V),
(W), (Z) and (AA) below), it will not, and it will cause each Synergy Subsidiary not to:

                  (A) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law, or appoint a new director to the board directors;

                  (B) change the number of authorized or issued shares of its capital stock, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the Synergy Option Plan, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (i) Synergy may issue shares of Synergy Common Stock upon the valid exercise, in accordance with the information set forth in SYNERGY DISCLOSURE SCHEDULE 4.3.1, of presently outstanding Synergy Options issued under the Synergy Option Plans,
(ii) Synergy may continue to pay a regular quarterly cash dividend of no more than $0.07 per share with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by Synergy prior to the Effective Time and the payment thereof shall be coordinated with NYB so that holders of Synergy Common Stock do not receive dividends on both Synergy Common Stock and NYB Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the Synergy Common Stock or NYB Common Stock received in the Merger in respect of such quarter) and provided further, that in the event the Merger has not been consummated prior to the record date for NYB's quarterly cash dividend payable during the fourth quarter of 2007, in lieu of the regular quarterly cash dividend, Synergy may pay a special cash dividend in a per share amount equal to the then-current NYB quarterly cash dividend multiplied by the Exchange Ratio for the fourth quarter and for each subsequent quarter prior to such Effective Time, and (iii) any Synergy Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations) consistent with past practice.

                  (C) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business or as set forth in Section 6.1.2(W);

                  (D) make application for the opening or closing of any, or open or close any, branch or automated banking facility, except as set forth at SYNERGY DISCLOSURE SCHEDULE 6.1.2(D) ;

                  (E) except as set forth on SYNERGY DISCLOSURE SCHEDULE 6.1.2(E), grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except: (i) as may be required pursuant to commitments existing on the date hereof and set forth on SYNERGY DISCLOSURE SCHEDULES 4.9.1 and 4.13.1; or (ii) as to non-executive employees, bonuses and pay increases in the ordinary course of business consistent with past practice. Neither Synergy nor any Synergy Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $60,000, provided that Synergy or an Synergy Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business.

                  (F) enter into or, except as may be required by law, materially modify any Synergy Compensation and Benefit Plan; or make any contributions to any Pension Plan that are not required;

                  (G) merge or consolidate Synergy or any Synergy Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Synergy or any Synergy Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Synergy, or any Synergy Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Synergy Subsidiary of its certificate of authority to maintain, or, except as set forth on SYNERGY DISCLOSURE SCHEDULE 6.1.2(G), file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (H) sell or  otherwise  dispose  of any asset of Synergy or of any Synergy Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of Synergy or of any Synergy Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (I) take any action which would result in any of the representations and warranties of Synergy set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

                  (J) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating Synergy or any Synergy Subsidiary;

                  (K) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Synergy or any Synergy Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (L) purchase any equity securities, or purchase any securities other than securities: (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service; (ii) with a weighted average life of not more than five years; and (iii) otherwise in the ordinary course of business consistent with past practice;

                  (M) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the SYNERGY DISCLOSURE SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of (i) $2,500,000 for a commercial real estate loan; (ii) $500,000 for a commercial business loan; or (iii) any nonconforming residential loans to be originated for retention in the loan portfolio.

                  (N) enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

                  (O) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (P) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

                  (Q) make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies except as may be required by changes in applicable law or regulations, GAAP or by a Bank Regulator or by Fannie Mae, Freddie Mac or Ginnie Mae;

                  (R) except for the execution and approval of this Agreement, and the consummation of transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any Synergy Compensation and Benefit Plan;

                  (S) except as set forth on SYNERGY DISCLOSURE SCHEDULE 6.1.2(S), make any capital expenditures in excess of $20,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (T) purchase or otherwise acquire any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (U) sell any participation interest greater than $2,000,000 in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) or OREO properties;

                  (V) undertake, renew, extend or enter into any lease, contract or other commitment for its account that is not subject to termination on thirty
(30) days or less written notice without penalty or premium, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Synergy of more than $20,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof and provided further that Synergy will not enter, renew or extend any branch facility lease;

                  (W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $50,000 individually or $100,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

                  (X) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Materials of Environmental Concern;

                  (Y) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

                  (Z) Prior to making any written communications to the directors, officers or employees of Synergy or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, Synergy shall provide NYB with a copy or description of the intended communication, NYB shall promptly review and comment on the communication, and NYB and Synergy shall cooperate in providing any such mutually agreeable communication;

                  (AA) issue any broadly distributed communication of a general nature to customers without the prior approval of NYB (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby; or

                  (BB) agree to do any of the foregoing.

         6.2. Current Information.

                  6.2.1. During the period from the date of this Agreement to the Effective Time, Synergy will cause one or more of its representatives to confer with representatives of NYB and report the general status of its ongoing operations at such times as NYB may reasonably request. Synergy will promptly notify NYB of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Synergy or any Synergy Subsidiary.

                  6.2.2. Synergy Bank and New York Community Bank shall meet on a regular basis to discuss and plan for the conversion of Synergy Bank's data processing and related electronic informational systems to those used by New York Community Bank, which planning shall include, but not be limited to, discussion of the possible termination by Synergy Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Synergy Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Synergy Bank shall not be obligated to take any such action prior to the Effective Time and, unless Synergy Bank otherwise agrees, no conversion shall take place prior to the Effective Time, with the goal of conducting such conversion simultaneously with the consummation of the Bank Merger. In the event that Synergy Bank takes, at the request of New York
Community Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, New York Community Bank shall indemnify Synergy Bank for any such fees and charges, and the costs of reversing the conversion process, if the Merger is not consummated for any reason other than a breach of this Agreement by Synergy, or a termination of this Agreement under Section 11.1.9 or 11.1.10.

                  6.2.3. Synergy Bank shall provide New York Community Bank, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, Synergy Bank shall provide New York Community Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

                  6.2.4. Synergy shall promptly inform NYB upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Synergy or any Synergy Subsidiary under any labor or employment law.

         6.3.     Access to Properties and Records.

         In order to facilitate the consummation of the Merger and the Bank Merger and the integration of the business and operations of the parties to this Agreement, subject to Section 12.1 hereof, Synergy shall permit NYB and its officers, employees, counsel, accountants and other authorized representatives, reasonable access, upon reasonable notice and throughout the period before the Effective Time, to its resources, personnel and properties and those of the Synergy Subsidiaries, and shall disclose and make available to NYB and its officers, employees, counsel, accountants and other authorized representatives during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement, any Acquisition Proposal or any other subject matter Synergy reasonably determines should be treated as confidential) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which NYB may have a reasonable interest; provided, however, that Synergy shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other Person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. Synergy shall upon NYB's reasonable request provide NYB with access to Synergy's records and systems for the purpose of allowing NYB to obtain account and transaction information in connection with NYB's efforts to complete a migration or integration of such data into its systems and planning for same. Such access shall include, without limitation, computer data linkage to Synergy's system prior to the Effective Time if NYB deems that to be reasonably necessary or appropriate. Synergy hereby consents to NYB sharing such information, on a confidential basis and in compliance with the provisions of the Gramm-Leach-Bliley Act and any applicable regulations, with such vendors as NYB deems to be necessary or appropriate for the purpose of preparing for and implementing the required systems integration or account migration. Synergy shall provide and shall request its auditors to provide NYB with such historical financial information regarding it (and related audit reports and consents) as NYB may reasonably request for securities disclosure purposes. NYB shall use commercially reasonable best efforts to minimize any interference with Synergy's regular business operations during any such access to Synergy's property, books and records. Synergy and each Synergy Subsidiary shall permit NYB, at NYB's expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by Synergy or any Synergy Subsidiary.

         6.4. Financial and Other Statements.

                  6.4.1. Promptly upon receipt thereof, Synergy will furnish to NYB copies of each annual or special audit of the books of Synergy and the Synergy Subsidiaries made by its independent accountants and copies of all internal control reports submitted to Synergy by such accountants in connection with each annual, interim or special audit of the books of Synergy and the Synergy Subsidiaries made by such accountants.

                  6.4.2. As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, Synergy will deliver to NYB the Securities Documents filed by it with the SEC under the Securities Laws unless the Securities Documents are available on the EDGAR System maintained by the SEC, in which instance, Synergy shall notify NYB of the filing on the date thereof. Synergy will furnish to NYB copies of all documents, statements and reports as it or any Synergy Subsidiary shall send to its stockholders, the FDIC, the FRB, the OTS or any other regulatory authority, except as legally prohibited thereby. Within twenty-five (25) days after the end of each month, Synergy will deliver to NYB a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

                  6.4.3. With reasonable promptness, Synergy will furnish to NYB such additional financial data that Synergy possesses and as NYB may reasonably request, including without limitation, loan reports.

         6.5. Maintenance of Insurance.

         Synergy shall maintain, and cause each Synergy Subsidiary to maintain, insurance in such amounts as Synergy deems reasonable to cover such risks as are customary in relation to the character and location of theirs properties and the nature of their business.

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

         6.6. Disclosure Supplements.

         From time to time prior to the Effective Time, Synergy will promptly supplement or amend the SYNERGY DISCLOSURE SCHEDULES delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such SYNERGY DISCLOSURE SCHEDULE or which is necessary to correct any information in such SYNERGY DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such SYNERGY DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX and shall be for informational purposes only.

         6.7. Consents and Approvals of Third Parties.

         Synergy shall use all commercially reasonable best efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Plan of Bank Merger. Without limiting the generality of the foregoing, Synergy shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

         6.8. All Reasonable Best Efforts.

         Subject to the terms and conditions herein provided, Synergy agrees to use all commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Bank Merger.

         6.9. Failure to Fulfill Conditions.

         In the event that Synergy determines that a condition to its obligation to complete the Merger or the Bank Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify NYB.

         6.10. No Solicitation.

         From and after the date hereof until the termination of this Agreement, neither Synergy, nor any Synergy Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Synergy or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance) any inquiries or the making or implementation of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and Synergy shall notify NYB orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of Synergy from furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited written proposal to acquire Synergy pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Synergy determines, after consultation with and after considering the advice of its independent financial advisor, that such proposal is superior to the Merger from a financial point-of-view to Synergy's stockholders, (B) the Board of Directors of Synergy, after consultation with and after considering the advice of independent legal counsel, determines in good faith that the failure to furnish information to or enter into discussions with such Person would be inconsistent with the Board of Directors of Synergy's fiduciary duties under applicable law; (C) such Acquisition Proposal was not solicited by Synergy and did not otherwise result from a breach of this Section 6.10 by Synergy (such proposal that satisfies (A), (B) and (C) being referred to herein as a "Superior Proposal"); (D) Synergy promptly notifies NYB of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Synergy or any of its representatives indicating, in connection with such notice the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement; and (E) the Synergy Stockholders' Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" means any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving Synergy or any of its
Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, share exchange, mortgage, pledge, transfer or other disposition of the consolidated assets of Synergy, in a single transaction or series of transactions other than in the ordinary course of business consistent with past practice; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Synergy or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         6.11. Reserves and Merger-Related Costs.

         Synergy agrees to consult with NYB with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). NYB and Synergy shall also consult with respect to the character, amount and timing of restructuring charges to be taken by Synergy in connection with the transactions contemplated hereby and shall take such charges as NYB shall reasonably request, provided that no such actions need be effected until the conditions set forth in Sections 9.1. and 9. 3 have been satisfied and until NYB shall have irrevocably certified to Synergy that all conditions set forth in Article IX to the obligation of NYB to consummate the transactions contemplated hereby (other than the delivery of certificates or opinions) have been satisfied or, where legally permissible, waived. No action taken by Synergy in accordance with this Section 6.11 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

         6.12. Takeover Laws.

         If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated by this Agreement, Synergy, in conjunction with NYB, and the members of Synergy's Board of Directors, in conjunction with NYB's Board of Directors, will grant such approvals and take such actions as are necessary (other than any action requiring the approval of Synergy's stockholders other than as contemplated by Section 8.1) so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Laws on any of the transactions contemplated by this Agreement.

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

                                   ARTICLE VII
                                COVENANTS OF NYB

         7.1. Conduct of Business.

         During the period from the date of this Agreement to the Effective Time, except with the written consent of Synergy, NYB will not, and will cause New York Community Savings Bank not to, voluntarily take any action, unless required by applicable law or regulation, that would: (i) adversely affect the ability of the parties to obtain any Regulatory Approval or other approvals of Governmental Entities required for the consummation of the transactions contemplated hereby in a timely manner; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; (iii) result in any of the conditions set forth in Article IX hereof not being satisfied, or any of its representations or warranties in this Agreement becoming untrue as of any date after the date hereof, subject to opportunity to cure as set forth in
Section 11.1.2; or (iv) result in the declaration, setting aside or payment of any extraordinary dividend or other distribution in respect of NYB capital stock.

         7.2.     Current Information.

         During the period from the date of this Agreement to the Effective Time, NYB will cause one or more of its representatives to confer with representatives of Synergy and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as Synergy may reasonably request. NYB will promptly notify Synergy of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving NYB or any NYB Subsidiary.

         7.3. Financial and Other Statements.

         As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, NYB will deliver to Synergy the Securities Documents filed by it with the SEC under the Securities Laws. NYB will furnish to Synergy copies of all documents, statements and reports as it or New York Community Bank file with, or receive from, any Bank Regulatory or other Governmental Entity with respect to the Merger and the Bank Merger.

         7.4. Disclosure Supplements.

         From time to time prior to the Effective Time, NYB will promptly supplement or amend the NYB DISCLOSURE SCHEDULES delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such NYB DISCLOSURE SCHEDULE or which is necessary to correct any information in such NYB DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such NYB DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX and shall be for informational purposes only.

         7.5. Consents and Approvals of Third Parties.

         NYB shall use all commercially reasonable best efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by

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

this Agreement and the Plan of Bank Merger.

         7.6. All Reasonable Best Efforts.

         Subject to the terms and conditions herein provided, NYB agrees to use all commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Bank Merger.

         7.7. Failure to Fulfill Conditions.

         In the event that NYB determines that a condition to its obligation to complete the Merger or the Bank Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Synergy.

         7.8. Employee Benefits.

                  7.8.1. Subject to Section 4.9.4, NYB agrees that it will honor all Synergy Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time as disclosed in the SYNERGY DISCLOSURE SCHEDULE, subject to any amendment or termination thereof that may be required by the terms of this Agreement. NYB will review all Synergy Compensation and Benefit Plans that are generally and uniformly provided to employees to determine whether to maintain, terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by Synergy or any Synergy Subsidiary are changed or terminated by NYB, in whole or in part, NYB shall provide Continuing Employees (as defined below) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of NYB or its applicable NYB Subsidiary (as of the date any such compensation or benefit is provided); provided, however, that Continuing Employees shall not be eligible to participate in the NYB employee stock ownership plan until the first day of the first plan year beginning after the Effective Time. Continuing Employees who become participants in an NYB compensation and benefit plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes except for vacation or as otherwise specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of Synergy or any Synergy Subsidiary or any predecessor thereto prior to the Effective Time. This Agreement shall not be construed to limit the ability of NYB or New York Community Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

                  7.8.2. In the event of any termination or consolidation of any Synergy health plan with any NYB health plan, NYB shall make available to employees of Synergy or any Synergy Subsidiary who continue employment with NYB or a NYB Subsidiary ("Continuing Employees") and their dependents employer-provided health coverage on the same basis as it provides such coverage to NYB employees. Unless a Continuing Employee affirmatively terminates coverage under a Synergy health plan prior to the time that such Continuing Employee becomes eligible to participate in the NYB health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Synergy health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits generally available to all employees of NYB and New York Community Bank and their dependents. In the event of a termination or consolidation of any Synergy health plan, terminated Synergy employees and qualified beneficiaries will have the right to continued coverage under group health plans of NYB in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any Synergy health plan, or consolidation of any Synergy health plan with any NYB health plan, any coverage limitation under the NYB health plan due to any pre-existing condition shall be waived by the NYB health plan to the degree that such condition was covered by the Synergy health plan and such condition would otherwise have been covered by the NYB health plan in the absence of such coverage limitation. All Synergy Employees who cease participating in a Synergy health plan and become participants in a comparable NYB health plan shall receive credit for any co-payment and deductibles paid under Synergy's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the NYB health plan, upon substantiation, in a form satisfactory to NYB that such co-payment and/or deductible has been satisfied.

                  7.8.3. Neither party hereto nor any of its Subsidiaries shall take or refrain from taking any action or be required to take or refrain from taking any action with respect to any Synergy Compensation and Benefit Plan that would subject any participant thereunder to additional tax under Section 409A of the Code.

                  7.8.4 NYB or New York Community Bank shall establish an advisory board and offer membership to those individuals serving as directors of Synergy or Synergy Bank as of the Effective Time. Members shall receive $10,000 per year for service on such advisory board which shall remain in place for a minimum of two years.

         7.9. Directors and Officers Indemnification and Insurance.

                  7.9.1. NYB shall maintain in effect for six (6) years following the Effective Time, the current directors' and officers' liability insurance policies maintained by Synergy (provided, that NYB may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to or at the Effective Time; provided, however, that in no event shall NYB be required to expend in the aggregate pursuant to this Section 7.9.1 more than 150% of the annual cost currently expended by Synergy with respect to such insurance (the "Maximum Amount"); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NYB shall maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, Synergy agrees in order for NYB to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

                  7.9.2. In addition to 7.9.1, from and after the Effective Time, NYB shall indemnify and hold harmless each person who is now, or who has been at any time before the date hereof, or who becomes before the Effective Time, an officer or director of Synergy (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of NYB, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Synergy or a Synergy
Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under Synergy's Certificate of Incorporation or Bylaws to the extent permitted by applicable law. NYB shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or Federal law upon receipt of an undertaking to repay such advance payments if the

Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify NYB (but the failure so to notify NYB shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices NYB) and shall deliver to NYB the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) after the Effective Time NYB shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption NYB shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if NYB elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between NYB and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and NYB shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) NYB shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received except to the extent the interests of such Indemnified Parties may conflict, (3) NYB shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no indemnification shall be available to the extent the person seeking indemnification has not acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Synergy or a Synergy Subsidiary or its successor, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The determination shall be made by a majority vote of a quorum consisting of the Directors of NYB who are not involved in such proceeding.

                  7.9.3. NYB shall pay all expenses (including attorneys' fees) that may be reasonably incurred by an Indemnified Party in enforcing the indemnity and other obligations of NYB under this Section 7.9; provided, however, that NYB shall only be required to pay such expenses contemplated if it is first determined by final judicial decision that such Indemnified Party is entitled to indemnity under this Section 7.9.

                   7.9.4. In the event that either NYB or any of its successors or assigns to the extent not assumed by operation of law, transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of NYB shall assume the obligations set forth in this Section 7.9.

                  7.9.5. The obligations of NYB provided under this Section 7.9 are intended to be enforceable against NYB directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of NYB.

         7.10. Stock Listing.

         NYB agrees to list on the Stock Exchange (or such other national securities exchange on which the shares of the NYB Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of NYB Common Stock to be issued in the Merger.

         7.11. Stock Reserve.

         NYB agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of its common stock to fulfill its obligations under this Agreement.

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

         7.12. Section 16(b) Exemption.

         NYB and Synergy agree that, in order to most effectively compensate and retain Synergy Insiders in connection with the Merger, both prior to and after the Effective Time, it is desirable that Synergy Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Synergy Common Stock into shares of NYB in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 7.12. Assuming that Synergy delivers to NYB the Synergy Section 16 Information in a timely fashion prior to the Effective Time, the Board of Directors of NYB, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the Synergy Insiders (as defined below) of NYB Common Stock in exchange for shares of Synergy Common Stock and/or New Options for Synergy Options, pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Synergy Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "Synergy Section 16 Information" means information accurate in all material respects regarding the Synergy Insiders, the number of shares of Synergy Common Stock held by each such Synergy Insider and expected to be exchanged for NYB Common Stock in the Merger and the number and description of the Synergy Options expected to be converted to New Options in connection with the Merger; provided the requirement for a description of any Synergy Options shall be deemed to be satisfied if copies of all plans and copies of all executed agreements, under which such options have been granted have been delivered to NYB. "Synergy Insiders" means those officers and directors of Synergy who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are expected to be subject to Section 16(a) of the Exchange Act with respect to NYB Common Stock subsequent to the Effective Time.

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

         8.1. Synergy Stockholder Meeting.

                  8.1.1. Synergy will promptly take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Synergy Stockholders' Meeting"), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in Synergy's reasonable judgment, necessary or desirable as soon as practicable after the Merger Registration Statement is declared effective. Subject to the next sentence, the Board of Directors of Synergy shall (i) recommend approval of this Agreement by the Synergy stockholders, (ii) take all reasonable lawful action to solicit approval of this Agreement by the Synergy stockholders and (iii) not withdraw, modify or change in any manner adverse to NYB such favorable recommendation. The Board of Directors of Synergy may withdraw, modify or qualify any such recommendation only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would be inconsistent with the fiduciary duties of such directors under applicable law.

         8.2. Proxy Statement-Prospectus.

                  8.2.1. For the purposes (x) of registering NYB Common Stock to be offered to holders of Synergy Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the Synergy Stockholders Meeting, NYB shall draft and prepare, and Synergy shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities

Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the Synergy stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). NYB shall use its reasonable best efforts to file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC within 45 days after the date hereof. Each of NYB and Synergy shall use their reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Synergy shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. NYB shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Synergy shall furnish all information concerning Synergy and the holders of Synergy Common Stock as may be reasonably requested in connection with any such action.

                  8.2.2. Synergy shall provide NYB with any information concerning itself that NYB may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and NYB shall notify Synergy promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Synergy promptly copies of all correspondence between NYB or any of their representatives and the SEC. NYB shall give Synergy and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give Synergy and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of NYB and Synergy agrees to use all reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of Synergy Common Stock entitled to vote at the Synergy Stockholders Meeting hereof at the earliest practicable time.

                  8.2.3. Synergy and NYB shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Synergy shall cooperate with NYB in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and NYB shall file an amended Merger Registration Statement with the SEC, and Synergy shall mail an amended Proxy Statement-Prospectus to the Synergy stockholders.

         8.3. Regulatory Approvals.

         Each of Synergy and NYB will cooperate with the other and use all reasonable best efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Bank Regulators and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement and the Plan of Bank Merger. Synergy and NYB will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection any application, petition or any other statement or application made by or on behalf of Synergy or NYB to any Bank Regulator or other Governmental Entity in connection with the Merger, and the other transactions contemplated by this Agreement. Synergy shall have the right to review and approve in advance all characterizations of the information relating to Synergy and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any Bank Regulator or other Governmental Entity.

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

          8.4. Affiliates.

                  8.4.1. Synergy shall use all reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Synergy to deliver to NYB, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the Synergy Stockholders Meeting, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of NYB Common Stock to be received by such "affiliate," as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE IX
                               CLOSING CONDITIONS

         9.1. Conditions to Each Party's Obligations under this Agreement.

         The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

                  9.1.1.   Stockholder   Approval.   This   Agreement   and  the
transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Synergy.

                  9.1.2.  Injunctions.  None  of the  parties  hereto  shall  be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement or the Plan of Bank Merger.

                  9.1.3. Regulatory Approvals. All Regulatory Approvals and other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement and the Plan of Bank Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of NYB, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of Synergy, Synergy Bank and NYB or materially impair the value of Synergy and Synergy Bank, taken as a whole, to NYB.

                  9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of NYB Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

                  9.1.5. New York Stock Exchange Listing. The shares of NYB Common Stock to be issued in the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance.

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

         9.2. Conditions to the Obligations of NYB under this Agreement.

         The obligations of NYB under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.4 at or prior to the Closing Date:

                  9.2.1. Representations and Warranties. Each of the representations and warranties of Synergy set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and Synergy shall have delivered to NYB a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Synergy as of the Effective Time.

                  9.2.2. Agreements and Covenants. Synergy shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and NYB shall have received a certificate signed on behalf of Synergy by the Chief Executive Officer and Chief Financial Officer of Synergy to such effect dated as of the Effective Time.

                  9.2.3.  Permits,  Authorizations,   Etc.  Synergy  shall  have
obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger.

                  9.2.4. No Material Adverse Effect. Since December 31, 2006, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Synergy.

         Synergy will furnish NYB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as NYB may reasonably request.

         9.3. Conditions to the Obligations of Synergy under this Agreement.

         The obligations of Synergy under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.6 at or prior to the Closing Date:

                  9.3.1. Representations and Warranties. Each of the representations and warranties of NYB set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in
Section 5.1; and NYB shall have delivered to Synergy a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of NYB as of the Effective Time.

                  9.3.2. Agreements and Covenants. NYB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Synergy shall have received a certificate signed on behalf of NYB by the Chief Executive Officer and Chief Financial Officer to such effect dated as of the Effective Time.

                  9.3.3. Permits, Authorizations, Etc. NYB shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

                  9.3.4. No Material Adverse Effect. Since December 31, 2006, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on NYB.

                  9.3.5 Tax Opinion. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, NYB and Synergy shall have received an opinion of counsel to NYB, reasonably acceptable in form and substance to NYB and Synergy, dated as of the Closing Date, substantially to the effect that for federal income tax purposes, that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and NYB and Synergy will each be a party to such reorganization; and (b) the exchange in the Merger of NYB Common Stock and cash for Synergy Common Stock will not give rise to the recognition of any income, gain or loss to NYB, Synergy, or the stockholders of Synergy with respect to such exchange except, with respect to the stockholders of the Synergy, to the extent of any Cash Consideration received in the Merger and any cash received in lieu of fractional shares.

                  9.3.6 Exchange Agent Certificate. Synergy shall have received a certificate from the Exchange Agent certifying its receipt of sufficient cash to pay for fractional shares and the aggregate Cash Consideration (if any) and irrevocable authorization to issue sufficient shares of NYB Common Stock to be issued in exchange for the shares of Synergy Common Stock pursuant to the terms of this Agreement.

         NYB will furnish Synergy with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as Synergy may reasonably request.

                                    ARTICLE X
                                   THE CLOSING

         10.1. Time and Place.

         Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Muldoon Murphy & Aguggia LLP, 5101 Wisconsin Avenue, NW, Washington, D.C. 20016 at 10:00 a.m. local time, or at such other place or time upon which NYB and Synergy mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Muldoon Murphy & Aguggia LLP, 5101 Wisconsin Avenue, NW, Washington, D.C. 20016 at 10:00 a.m. local time on the day prior to the Closing Date.

         10.2. Deliveries at the Pre-Closing and the Closing.

         At the Pre-Closing there shall be delivered to NYB and Synergy the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under Article IX hereof. At or prior to the Closing, NYB shall have delivered the Aggregate Merger Consideration to the Exchange Agent.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

         11.1. Termination.

         This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of Synergy:

                  11.1.1. At any time by the mutual written agreement of the Boards of Directors of each of NYB and Synergy;

                  11.1.2. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within thirty
(30) days after written notice of such breach by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by Synergy) or Section 9.3.1 (in the case of a breach of a representation or warranty by NYB);

                  11.1.3. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within thirty (30) days after written notice of such failure by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by Synergy) or Section 9.3.2 (in the case of a breach of covenant by NYB);

                  11.1.4. At the election of the Board of Directors of either party if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by NYB and Synergy; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

                  11.1.5. By the Board of Directors of either party if the stockholders of Synergy shall have voted at the Synergy Stockholders Meeting on this Agreement and such vote shall not have been sufficient to approve this Agreement, provided, however, that the right to terminate this Agreement under this Section 11.1.5 shall not be available to Synergy if it failed to comply with its obligations under Section 6.10 or Section 8.1;

                  11.1.6. By the Board of Directors of either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other

Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  11.1.7. By the Board of Directors of NYB if Synergy shall have breached Section 6.10 or the Board of Directors of Synergy shall have withdrawn its recommendation that Synergy stockholders approve this Agreement and the transactions contemplated thereunder;

                  11.1.8. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement;

                  11.1.9. By the Board of Directors of NYB if Synergy has received a Superior Proposal in accordance with Section 6.10 of this Agreement, and either (i) Synergy has entered into an acquisition agreement with respect to the Superior Proposal, (ii) the Board of Directors of Synergy withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to NYB, or (iii) the Board of Directors of Synergy authorizes, endorses or recommends to Synergy stockholders an Acquisition Proposal other than the transactions contemplated by this Agreement;

                  11.1.10. By the Board of Directors of Synergy if Synergy has received a Superior Proposal in accordance with Section 6.10 of this Agreement and the Board of Directors of Synergy has made a determination to accept such Superior Proposal; provided that Synergy shall not terminate this Agreement pursuant to this Section 11.1.10 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of three (3) business days following NYB's receipt of written notice advising NYB that Synergy has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) and stating whether Synergy intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, Synergy shall provide a reasonable opportunity to NYB during the three (3) business day period to make such adjustments in the terms and conditions of this Agreement as would enable Synergy to proceed with the Merger on such adjusted terms; and

                  11.1.11 By Synergy, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the three
(3) business day period commencing on the Determination Date, such termination to be effective on the fifteenth business day following the Determination Date ("Effective Termination Date"), if both of the following conditions are satisfied:

                  (i) The NYB Market Value on the Determination Date is less than $14.63; and

                  (ii) The number obtained by dividing the NYB Market Value on the Determination Date by the Initial NYB Market Value ($17.73) ("NYB Ratio") shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price minus 0.175; subject, however, to the following three sentences. If Synergy elects to exercise its termination right pursuant to this
Section 11.1.11, it shall give prompt written notice thereof to NYB. During the three business day period commencing with its receipt of such notice, NYB shall have the option of paying additional Merger Consideration in the form of NYB Common Stock, cash, or a combination of NYB Common Stock and cash so that the Merger Consideration shall be valued at the lesser of (i) the product of 0.825 and the Initial NYB Market Value multiplied by the Exchange Ratio or (ii) the product obtained by multiplying the Index Ratio by the Initial NYB Market Value multiplied by the Exchange Ratio. If within such three business day period, NYB delivers written notice to Synergy that it intends to proceed with the Merger by paying such additional consideration, as contemplated by the preceding sentence, then no termination shall have occurred pursuant to this Section 11.1.11 and this Agreement shall remain in full force and effect in accordance with its terms (except that the Merger Consideration shall have been so modified).

         For purposes of this Section 11.1.11, the following terms shall have the meanings indicated below:

         "Acquisition Transaction" means (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of the relevant companies, or (iv) agree or commit to take any action referenced above.

         "Determination Date" means the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger and the transactions contemplated in this Agreement have been received.

         "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the weighting set forth opposite such company's name in the definition of Index Group below.

         "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days immediately preceding the Determination Date.

         "NYB Market Value on the Determination Date" shall be the average of the daily closing sales prices of a share of NYB Common Stock as reported on the Stock Exchange for the ten consecutive trading days immediately preceding the Determination Date.

         "Index Group" means the financial institution holding companies or financial institutions listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been an Acquisition Transaction involving such company publicly announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that the common stock of any such company ceases to be publicly traded or an Acquisition Transaction for such company to be acquired, or for such company to acquire another company in a transaction with a value exceeding 25% of the acquiror's market capitalization as reflected in the table below, is announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The financial institution holding companies and financial institutions and the weights attributed to them are as follows:

                                                         Common Shares
                                                          Outstanding
                                                      Most Recent Quarter
Company Name                                                (Actual)             Weight (%)         Index Price
-------------------------------------------------- --------------------------- ---------------- --------------------
Anchor BanCorp Wisconsin Inc.                                21,782,729               2.45%             0.70
Astoria Financial Corporation                                97,477,001              10.28              2.78
BankAtlantic Bancorp Inc.                                    59,832,492               2.28              0.22
Dime Community Bancshares, Inc.                              36,062,920               1.90              0.26
Downy Financial Corp.                                        27,853,783               7.65              5.38
First Niagara Financial Group, Inc.                         108,119,541               5.81              0.80
FirstFed Financial Corp.                                     16,593,000               4.19              2.71
Flagstar Bancorp, Inc.                                       62,359,839               3.10              0.39
Hudson City Bancorp, Inc.                                   546,976,092              28.50              3.80
New Alliance Bancshares, Inc.                               113,452,440               6.83              1.05
Partners Trust Financial Group, Inc.                         43,582,198               1.88              0.21
PFF Bancorp, Inc.                                            24,108,834               2.67              0.75
Provident Financial Services, Inc.                           62,621,748               4.11              0.69
Washington Federal, Inc.                                     87,326,643               8.42              2.07
Webster Financial Corporation                                56,530,058               9.94              4.47
                                                   --------------------------- ---------------- --------------------
Total:                                                    1,364,679,318             100.00%           $26.28


------------------
(1) Weighting based on index company common shares outstanding as of most recent quarter available.

         "Initial NYB Market Value" equals $17.73, adjusted as indicated in the last sentence of this Section 11.1.11.

         "Initial Index Price" means the sum of the per share closing sales price as of May 11, 2007 of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded ($26.28).

         "Index Ratio" shall be the Final Index Price divided by the Initial Index Price.

         If NYB or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 11.1.11.

         11.2. Effect of Termination.

                  11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of this Section 11.2 and
Article XII, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

                  11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

                  (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  (B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

                  (C) As a condition of NYB's willingness, and in order to induce NYB, to enter into this Agreement, and to reimburse NYB for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Synergy hereby agrees to pay NYB, and NYB shall be entitled to payment of a fee of six million dollars ($6,000,000) (the "NYB Fee"), within three (3) business days following the occurrence of any of the events set forth below:

                           (i) Synergy  terminates  this  Agreement  pursuant to
Section 11.1.10; or

                  (ii) The entering into a definitive agreement by Synergy relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Synergy before the fifteen month anniversary of the occurrence of any of the following: (I) the termination of this Agreement by NYB pursuant to Section 11.1.2 or
         11.1.3 because of a breach by Synergy; or (II) the termination of this Agreement by NYB or Synergy pursuant to Section 11.1.4 or 11.1.5 or by NYB pursuant to Section 11.1.9 if, in the case of both (I) and (II), prior to such termination an Acquisition Proposal shall have been made known to Synergy or shall have been made directly to its shareholders; provided, however, that if NYB pursues any cause of action against Synergy or any of its Subsidiaries under Section 11.2.2(B) or otherwise relating to this Agreement or the transactions contemplated hereby (other than with respect to its entitlement to the NYB Fee), then Synergy shall have no obligation to NYB under this Section 11.2.2(C) and the provisions of this Section 11.2.2(C) shall thereupon terminate.

                  (D) If demand for  payment of the NYB Fee is made  pursuant to
Section 11.2.2(C) and payment is made, then NYB will not have any other rights or claims against Synergy or its Subsidiaries under this Agreement, it being agreed that the acceptance of the NYB Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of NYB against Synergy and its Subsidiaries. In no event will NYB have any claim against the officers or directors of Synergy or any of its Subsidiaries if this Agreement is terminated for any reason whatsoever.

         11.3. Amendment, Extension and Waiver.

         Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of Synergy), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Synergy, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to Synergy's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1. Confidentiality.

         Except as specifically set forth herein, NYB and Synergy mutually agree to be bound by the terms of the confidentiality agreement dated February 23, 2007 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its terms, notwithstanding the termination of this Agreement.

         12.2. Public Announcements.

         Synergy and NYB shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Synergy nor NYB shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto.

         12.3. Survival.

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

         12.4. Notices.

         All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to Synergy, to:           John S. Fiore
                             President and Chief Executive Officer
                             Synergy Financial Group, Inc.
                             310 North Avenue East
                             Cranford, New Jersey 07016
                             Fax: (908) 956-3865

With required copies to:     Richard Fisch, Esq.
                             Malizia, Spidi & Fisch, PC
                             901 New York Avenue, N.W.
                             Suite 210 East
                             Washington, D.C. 20001
                             Fax: (202) 434-4661

If to NYB, to:               Joseph R. Ficalora
                             Chairman, President and Chief Executive Officer
                             New York Community Bancorp, Inc.
                             615 Merrick Avenue
                             Westbury, New York 11590
                             Fax: (516) 683-4191

With required copies to:     Eric S. Kracov, Esq.
                             Muldoon Murphy & Aguggia LLP
                             5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                             Fax: (202) 966-9409

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

         12.5. Parties in Interest.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Sections 7.8 and 7.9 of this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         12.6. Complete Agreement.

         This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section
12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

         12.7.    Counterparts.

         This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

         12.8. Severability.

         In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

         12.9. Governing Law.

         This Agreement shall be governed by the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

         12.10. Interpretation.

         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the preamble to this Agreement.

         12.11. Definition of "subsidiary" and "affiliate"; Covenants with Respect to Subsidiaries and Affiliates.

         (a) When a reference is made in this Agreement to a subsidiary of a Person, the term "subsidiary" means those other Persons that are controlled, directly or indirectly, by such Person within the meaning of Section 2(2) of the HOLA. When a reference is made in this Agreement to an affiliate of a Person, the term "affiliate" (or "Affiliate") means those other Persons that, directly or indirectly, control, are controlled by, or are under common control with, such Person.

         (b) Insofar as any provision of the Agreement shall require a subsidiary or an affiliate of a party to take or omit to take any action, such provision shall be deemed a covenant by NYB or Synergy, as the case may be, to cause such action or omission to occur.

         12.12. Waiver of Jury Trial.

         Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of, or relating to, this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.12.

         NYB and Synergy have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                        New York Community Bancorp, Inc.


Dated:  May 13, 2007   By:/s/Joseph R. Ficalora
                          ------------------------------------------------------
                          Name:  Joseph R. Ficalora
                          Title: Chairman, President and Chief Executive Officer


Dated:  May 13, 2007                Synergy Financial Group, Inc.


                       By:/s/John S. Fiore
                          ------------------------------------------------------
                          Name:  John S. Fiore
                          Title: President and Chief Executive Officer

                                    EXHIBIT A
                            FORM OF VOTING AGREEMENT


                           _____________________, 2007


New York Community Bancorp, Inc.
615 Merrick Avenue
Westbury, New York  11590

Ladies and Gentlemen:

         New York Community Bancorp, Inc. ("NYB") and Synergy Financial Group, Inc. ("Synergy") have entered into an Agreement and Plan of Merger dated as of _____________________, 2007 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, Synergy will merge with and into NYB, with NYB surviving the merger (the "Merger"). Stockholders of Synergy will receive common stock of NYB as stated in the Merger Agreement.

         NYB has requested, as a condition to its execution and delivery to Synergy of the Merger Agreement, that the undersigned, being directors and executive officers of Synergy and Synergy Bank, execute and deliver to NYB this Letter Agreement.

         Each of the undersigned, solely in his/her capacity as a stockholder of Synergy, in order to induce NYB to execute and deliver to Synergy the Merger Agreement, and intending to be legally bound, hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of stockholders of Synergy called to vote for approval of the Merger so that all shares of common stock of Synergy over which the undersigned or a member of the undersigned's immediate family now has sole or shared voting power (other than in a fiduciary capacity) will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (other than in a fiduciary capacity) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Synergy), it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted as provided above;

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a stockholder of Synergy, to approve or adopt the Merger Agreement;

         (c) Agrees not to sell, transfer or otherwise dispose of any common stock of Synergy (other than shares held in a fiduciary capacity) on or prior to the date of the meeting of Synergy stockholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the IRC, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this letter agreement;

         (d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles;

         (e) Agrees that NYB is entitled to an injunction or injunctions to prevent breaches of the Merger Agreement by the undersigned to enforce specifically the terms and provisions hereof, this being in addition to any other available remedy;

         (f) Nothing herein shall impose any obligation on the undersigned to take any action nor omit to take action in his or her capacity as a member of the Board of Directors or as an officer of Synergy or any of its subsidiaries.

         (g) Agrees that this Letter Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to any applicable principles of conflict of law.

         The obligations set forth herein shall terminate concurrently with the earlier of (i) any termination of the Merger Agreement, or (ii) the approval or adoption of the Merger Agreement by the stockholders of Synergy.

                          ----------------------------


         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

         The undersigned intend to be legally bound hereby.


                                   Sincerely,



                                   ---------------------------------------------
                                   Name


                                   ---------------------------------------------
                                   Title

                                    EXHIBIT B
                               PLAN OF BANK MERGER

                  PLAN OF BANK MERGER (this "Agreement") dated as of __________ ___, 2007, between New York Community Bank ("New York Community Bank"), a New York chartered stock savings bank and a wholly owned subsidiary of New York Community Bancorp, Inc., a Delaware corporation ("NYB"), and Synergy Bank ("Synergy Bank"), a federally chartered stock savings bank and a wholly owned subsidiary of Synergy Financial Group, Inc., a New Jersey corporation ("Synergy").

                  WHEREAS, the Boards of Directors of New York Community Bank and Synergy have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the transactions set forth in the Agreement and Plan of Merger, dated as of _____________________ (the "Merger Agreement"), by and between NYB and Synergy, pursuant to which Synergy will merge with and into NYB (the "Merger"); and

                  WHEREAS, the Boards of Directors of New York Community Bank and Synergy Bank have approved, and deem it advisable to consummate, subsequent to the Merger, the merger of Synergy Bank with and into New York Community Bank (the "Bank Merger") provided for herein, in accordance with the provisions of the laws and regulations of the State of New York, including New York Banking Law ("N.Y.B.L.") ss.ss. 600 and 601 and 3 New York Compilation of Codes, Rules, and Regulations ("N.Y.C.R.R.") Part 16, as amended, and the laws of the United States, including 12 U.S.C. ss.ss. 1467a(S) and 1828(c) and 12 C.F.R. ss.ss.
552.13 and 563.22.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  1.1 Effective Time of the Bank Merger. Subject to the provisions of this Agreement, the Bank Merger shall become effective at the date and time set forth in the certificate which shall be issued by the Superintendent of Banks of the New York Banking Department (the "Superintendent") pursuant to ss. 601-b of the N.Y.B.L. The "Bank Merger Effective Time" shall be the date and time when the Bank Merger becomes effective, as specified in the certificate of the Superintendent.

                   1.2 Closing. The closing of the Bank Merger will take place at such time and at such place following the closing of the Merger as New York Community Bank shall determine (the "Bank Merger Closing Date").

                   1.3 Effects of the Merger. (a) At the Bank Merger Effective Time, (i) the separate existence of Synergy Bank shall cease and Synergy Bank shall be merged with and into New York Community Bank (New York Community Bank is sometimes referred to herein as the "Surviving Bank"), and Synergy Bank's federal stock charter shall be deemed cancelled and shall be surrendered to the Office of Thrift Supervision as soon as practicable thereafter, (ii) the organization certificate of New York Community Bank as in effect immediately prior to the Bank Merger Effective Time shall be the organization certificate of the Surviving Bank until duly amended in accordance with applicable law, and the name of the Surviving Bank shall be "New York Community Bank", (iii) the bylaws of New York Community Bank as in effect immediately prior to the Bank Merger Effective Time shall be the bylaws of the Surviving Bank, (iv) the main office and branch offices of Synergy Bank, established and authorized immediately prior to the Bank Merger Effective Time and listed on Exhibit 1 hereto, shall become established and authorized branch offices of the Surviving Bank and (v) the directors and officers of New York Community Bank immediately prior to the Bank Merger Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the organization certificate and bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

                           (b) At and after the Bank Merger  Effective Time, the
Bank Merger shall have all the effects set forth in
N.Y.B.L. ss. 602 and, in connection therewith, all assets of Synergy Bank as they exist at the Bank Merger Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all liabilities and obligations of every kind and description of each of Synergy Bank and New York Community Bank existing as of the Bank Merger Effective Time, whether matured or unmatured, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Synergy Bank or New York Community Bank.
                           .
                  1.4 Offices. The principal office and the headquarters of the Surviving Bank shall be at 615 Merrick Avenue, Westbury, New York 11590. The branch offices of the Surviving Bank shall be those of New York Community Bank and the current principal office and branch offices of Synergy Bank.

                  1.5 Savings Accounts. After the Bank Merger Effective Time, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Bank Merger Effective Time.

                                   ARTICLE II
                 EFFECT OF THE BANK MERGER ON THE CAPITAL STOCK
                            OF THE CONSTITUENT BANKS

                  2.1 Effect on Synergy Bank Capital Stock. At the Bank Merger Effective Time, by virtue of the Bank Merger and without any action on the part of the holder of any shares of common stock, par value $0.10 per share, of Synergy Bank ("Synergy Bank Common Stock"), all of the shares of Synergy Bank Common Stock shall automatically be cancelled and retired and shall cease to exist and no stock of New York Community Bank or other consideration shall be delivered in exchange therefor.

                  2.2 New York Community Bank Common Stock. The shares of common stock of New York Community Bank, par value $0.01 per share, issued and outstanding immediately prior to the Bank Merger Effective Time shall remain issued, outstanding and unchanged after the Bank Merger.

                                   ARTICLE III
                                    COVENANTS

                  3.1 Covenants of New York Community Bank and Synergy Bank. During the period from the date of this Agreement and continuing until the Bank Merger Effective Time, each of the parties hereto agrees to observe and perform all agreements and covenants of New York Community Bank and Synergy in the Merger Agreement that pertain or are applicable to New York Community Bank and Synergy Bank, respectively. Each of the parties hereto agrees to use all best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Merger Agreement.

                  3.2 Liquidation Account. For purposes of granting a limited priority claim to the assets of the Surviving Bank in the unlikely event (and only upon such event) of a complete liquidation of the Surviving Bank to persons who continue to maintain savings accounts with the Surviving Bank after the Bank Merger and who, immediately prior to the Bank Merger had a subaccount balance as defined in 12 C.F.R. ss. 563b.450 et seq. with respect to the liquidation account of Synergy Bank, the Surviving Bank shall, at the time of the Bank Merger, establish a liquidation account in an amount equal to the liquidation account of Synergy Bank immediately prior to the Bank Merger.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                  4.1 Conditions to Each Party's Obligation To Effect the Bank Merger. The respective obligations of each party to effect the Bank Merger shall be subject to the satisfaction prior to the Bank Merger Closing Date of the following conditions:

                 (a)  Consummation  of  Merger.  The  Merger  shall  have   been
consummated in accordance with the terms and conditions of the Merger Agreement.

                 (b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Bank Merger.

                 (c) Stockholder Approvals. This Agreement and the transactions contemplated hereby shall have been duly approved, ratified and confirmed in accordance with the applicable provisions of United States and New York law, including 3 N.Y.C.R.R. ss. 16.3 (c)(1), N.Y.B.L. ss. 601 and 12 C.F.R. ss. 552.13 (h), and the respective charter and bylaws of Synergy Bank and New York Community Bank by the affirmative vote of each of the sole stockholders of Synergy Bank and New York Community Bank, such vote adopted at a meeting of each such sole stockholder or by each such stockholder's written consent in lieu thereof

                 (d) Other Approvals. All requisite regulatory approvals or nonobjections relating to the Bank Merger, including without limitation (i) the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act (12 U.S.C. ss. 1828(c)) and FDIC regulations, (ii) the OTS as required by 12 C.F.R. ss.ss. 552.13 and 563.22, (iii) the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended (12 U.S.C. ss. 1843(i)) and Federal Reserve Board regulations and (iv) the Superintendent under New York law, N.Y.B.L. ss.ss. 105 and 601(1) & (2) and 3 N.Y.C.R.R. Part 16, shall have been filed, occurred or been obtained and shall continue to be in full force and effect and all applicable waiting periods in respect thereof shall have expired.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

                  5.1 Termination. This Agreement shall be terminated immediately and without any action on the part of Synergy Bank or New York Community Bank upon any termination of the Merger Agreement. This Agreement may be terminated at any time prior to the Bank Merger Effective Time by mutual consent of New York Community Bank and Synergy Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board.

                  5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of New York Community Bank, Synergy Bank or their respective officers, directors or affiliates, except as otherwise provided in the Merger Agreement.

                  5.3 Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE VI
                               GENERAL PROVISIONS

                  6.1 Definitions. All capitalized terms which are used but not defined herein shall have the meanings set forth in the Merger Agreement.

                  6.2 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Bank Merger Effective Time, except to the extent set forth in the Merger Agreement.

                  6.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to New York Community Bank or Synergy Bank, respectively, at the addresses for notices to NYB or Synergy, respectively, as set forth in the Merger Agreement, with copies to the persons referred to therein.

                  6.4 Counterparts. This Agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  6.5 Entire Agreement. Except as otherwise set forth in this Agreement or the Merger Agreement (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

                  6.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

          IN WITNESS WHEREOF, New York Community Bank and Synergy Bank have caused this Agreement to be signed by their duly authorized officers as of the date first above written.


Attest:                     NEW YORK COMMUNITY BANK



                            By
------------------------         -----------------------------------------------
Name:                            Joseph R. Ficalora
Secretary                        Chairman, President and Chief Executive Officer



Attest:                     SYNERGY BANK


                            By
------------------------         -----------------------------------------------
Name:                            John S. Fiore
Secretary                        President and Chief Executive Officer

                                    EXHIBIT C
                              AFFILIATES AGREEMENT


                           _____________________, 2007


New York Community Bancorp, Inc.
615 Merrick Avenue
Westbury, New York  11590

Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of Synergy Financial Group, Inc., a New Jersey corporation ("Synergy"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         New York Community Bancorp, Inc. ("NYB") and Synergy have entered into an Agreement and Plan of Merger, dated as of _____________________, 2007 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of NYB ("NYB Common Stock") (i) in exchange for my shares of common stock, par value $0.10 per share, of Synergy ("Synergy Common Stock") or (ii) as a result of the exercise of Rights (as defined in the Agreement). This agreement is hereinafter referred to as the "Letter Agreement."

         I represent and warrant to, and agree with, NYB as follows:

         1. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of NYB Common Stock to be received by me pursuant to the Merger, to the extent I felt necessary, with my counsel or counsel for Synergy.

         2. I have been advised that any issuance of shares of NYB Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of Synergy at the time the Merger will be submitted for a vote of the stockholders of Synergy and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d)(2) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to NYB, I am advised that some other exemption from registration is available with respect to any such proposed disposition of such shares.

         3. I understand and agree that stop transfer instructions will be given to the transfer agent of NYB with respect to the shares of NYB Common Stock I receive pursuant to the Merger and that there will be placed on the certificate representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

                  The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with Rule 145(d) or an effective registration statement or exemption from registration under the Securities Act.

         4. Unless a transfer of my shares of the NYB Common Stock is a sale made in conformity with the provisions of Rule 145(d), made following expiration of the restrictive period set forth in Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, NYB reserves the right to put an appropriate legend on the certificate issued to my transferee.

         It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to NYB of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to NYB, or other evidence reasonably satisfactory to NYB, to the effect that a transfer of my shares of NYB Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 3 above shall be removed forthwith from the certificate or certificates representing my shares of NYB Common Stock upon expiration of the restrictive period set forth in Rule 145(d)(2), so long as NYB is then in compliance with SEC Rule 144(c), or if NYB shall have received a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to NYB, or other evidence satisfactory to NYB that a transfer of my shares of the NYB Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Securities Act.

         5. NYB hereby agrees (i) to make available adequate public information with respect to itself as provided in Rule 144(a) under the Securities Act, (ii) to provide and pay for a legal opinion (prepared by in-house attorneys for NYB or legal counsel to NYB) with respect to compliance with Rule 144 and 145 if required for my transfer or sale of shares in accordance therewith, and (iii) to otherwise cooperate to the extent reasonably possible in order that I may legally transfer or sell my shares of NYB Common Stock.

         6. I recognize  and agree that the foregoing  provisions  also apply to
(i) my spouse, (ii) any relative of mine or my spouse's occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

         7. I further recognize that in the event I become a director or officer of NYB upon consummation of the Merger, any sale of NYB Common Stock by me may subject me to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         8 Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of Synergy as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

                                    * * * * *

         This   Letter   Agreement   shall  be  binding   on  my  heirs,   legal
representative and successors.

                                      Very truly yours,

                                      Signature


                                      ------------------------------------------
                                      (Name)
                                      (Title)

Accepted as of the date first above written

NEW YORK COMMUNITY BANCORP, INC.


By:
   --------------------------------------------------
    Name:
    Title:


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